                                                                   EXHIBIT 10.20


                      CORDILLERA AND AFFILIATED COMPANIES
                       401(k) DEFERRED COMPENSATION PLAN

                  (Amended and Restated as of January 1, 2001)

CONTENTS



-------------------------------------------------------------------------------------------------------------------

          ARTICLE 1. INTRODUCTION                                                                                 1
1.1   Restatement of Plan                                                                                         1
1.2   Purpose of the Plan                                                                                         1
1.3   Applicability of the Plan                                                                                   1
1.4   Effect of Appendices                                                                                        2

          ARTICLE 2. DEFINITIONS                                                                                  3
2.1   Definitions                                                                                                 3
2.2   Gender and Number                                                                                          11
2.3   Requirement to Be in "Written Form"                                                                        11

          ARTICLE 3. PARTICIPATION AND SERVICE                                                                   12
3.1   Date of Participation                                                                                      12
3.2   Duration                                                                                                   12
3.3   Transfers                                                                                                  12
3.4   Leased Employees                                                                                           13
3.5   Special Provisions for Participants Who Enter the Armed Forces                                             13

          ARTICLE 4. PRETAX DEFERRALS                                                                            14
4.1   Amount of Contributions                                                                                    14
4.2   Excess Deferrals                                                                                           14
4.3   Elections                                                                                                  15
4.4   Compensation Reduction                                                                                     16
4.5   Transfer and Crediting of Pretax Deferrals                                                                 16
4.6   Restrictions on Pretax Deferrals                                                                           16
4.7   Refunds of Excess Pretax Deferrals                                                                         17
4.8   Rights of Returning Servicemen                                                                             19

          ARTICLE 5. MATCHING AND ROLLOVER CONTRIBUTIONS                                                         21
5.1   Matching Contributions                                                                                     21
5.2   Overall Conditions on Matching Contributions                                                               21
5.3   Transfer and Crediting of Matching Contributions                                                           21
5.4   Restrictions on Matching Contributions                                                                     21
5.5   Correction of Excess Matching Contributions                                                                23

5.6   Rollovers                                                                                                  24
5.7   Special Participation and Contribution Provisions for 1997                                                 26

          ARTICLE 6. MAXIMUM CONTRIBUTIONS AND BENEFIT LIMITATIONS                                               27
6.1   Limitation on Annual Addition                                                                              27
6.2   "Annual Addition" Defined                                                                                  27
6.3   Excess Annual Additions                                                                                    27
6.4   Defined Benefit Plans                                                                                      28
6.5   Deductibility Limitations                                                                                  29

          ARTICLE 7. VESTING AND BENEFITS                                                                        30
7.1   Vesting                                                                                                    30
7.2   Benefit Forms, Required Consent, and Payments After Separation From Service                                30
7.3   Death Benefits                                                                                             33
7.4   Minimum Distribution Requirements                                                                          33
7.5   Hardship Withdrawals                                                                                       34
7.6   Lump Sums and Other Eligible Rollover Distributions                                                        36
7.7   Loans to Participants                                                                                      37

          ARTICLE 8. INVESTMENT ELECTIONS                                                                        41
8.1   Investment of New Contributions                                                                            41
8.2   Investment Transfers                                                                                       41
8.3   Investment Elections                                                                                       41
8.4   Transfer of Assets                                                                                         42
8.5   Participant-Directed Investments                                                                           42

          ARTICLE 9. PARTICIPANT ACCOUNTS AND RECORDS                                                            43
9.1   Accounts and Records                                                                                       43
9.2   Valuation Adjustments                                                                                      43

          ARTICLE 10. FINANCING                                                                                  44
10.1  Funding of the Plan                                                                                        44
10.2  Employer Contributions                                                                                     44
10.3  Nonreversion                                                                                               44

          ARTICLE 11. ADMINISTRATION                                                                             46
11.1  The Benefits Committee                                                                                     46
11.2  Compensation and Expenses                                                                                  46
11.3  Manner of Action                                                                                           46
11.4  Chairman, Secretary, and Employment of Specialists                                                         46
11.5  Subcommittees                                                                                              47
11.6  Other Agents                                                                                               47

11.7   Records                                                                                                   47
11.8   Rules                                                                                                     47
11.9   Benefits Committee's Powers and Duties                                                                    47
11.10  Investment Responsibilities                                                                               48
11.11  Benefits Committee's Decisions Conclusive                                                                 49
11.12  Indemnity                                                                                                 49
11.13  Fiduciaries                                                                                               49
11.14  Notice of Address                                                                                         50
11.15  Data                                                                                                      50
11.16  Nonalienation                                                                                             50
11.17  Incompetency                                                                                              51
11.18  Missing Persons                                                                                           52
11.19  Appeals From Denial of Claims                                                                             52

           ARTICLE 12. AMENDMENT AND TERMINATION                                                                 55
12.1   Authority to Amend or Terminate                                                                           55
12.2   Distribution on Termination                                                                               55
12.3   Corporate Reorganizations                                                                                 55
12.4   Plan Merger or Transfer                                                                                   56

           ARTICLE 13. TOP-HEAVY PROVISIONS                                                                      57
13.1   Application                                                                                               57
13.2   Key Employees                                                                                             57
13.3   Top-Heavy Group                                                                                           59
13.4   Additional Rules                                                                                          59
13.5   Combined Limit for Key Employees                                                                          60
13.6   Minimum Contribution                                                                                      60
13.7   Top-Heavy Vesting                                                                                         60

           ARTICLE 14. MISCELLANEOUS PROVISIONS                                                                  61
14.1   Employment Rights                                                                                         61
14.2   No Examination or Accounting                                                                              61
14.3   Investment Risk                                                                                           61
14.4   Severability                                                                                              61
14.5   Counterparts                                                                                              61
14.6   Service of Legal Process                                                                                  61
14.7   Headings of Articles and Sections                                                                         61
14.8   Applicable Law                                                                                            61

         APPENDIX A. SPECIAL RULES RELATED TO GUARANTEED INVESTMENT CONTRACT OF EXECUTIVE LIFE INSURANCE
         COMPANY OF CALIFORNIA                                                                                   64

ARTICLE 1. INTRODUCTION

1.1      RESTATEMENT OF PLAN

Cordillera Corporation (the "Company") hereby amends and restates the Cordillera and Affiliated Companies 401(k) Deferred Compensation Plan, referred to in some prior documents as the Cordillera Corporation and Affiliated Companies Profit Sharing Thrift Retirement Plan (the "Plan"), effective as of January 1, 2001.

1.2      PURPOSE OF THE PLAN

This Plan is intended to encourage and assist Eligible Employees in adopting a regular program of savings to provide security for the future. For tax purposes, the Plan is intended to qualify as a profit sharing plan with a qualified Code section 401(k) cash or deferred arrangement and related Employer Matching Contributions. In accordance with Code section 401(a)(27), the determination of the Plan as a qualified profit sharing plan shall be made without regard to whether the Company has current or accumulated profits.

1.3      APPLICABILITY OF THE PLAN

The provisions set forth in this document apply only to Employees in the employ of the Company, Affiliate, or Associated Company on or after January 1, 2001, except as specifically provided in this document. If a particular provision of this restatement has an effective date later than January 1, 2001, the relevant provision of the prior version of the Plan shall continue to apply prior to such effective date. If a particular provision of this restatement has an effective date earlier than January 1, 2001, the relevant provision of this restatement shall supersede the corresponding provision of the prior version of the Plan as of the earlier effective date.

Notwithstanding any contrary Plan provision, if any modification of ERISA or the Code (or regulations or rulings thereunder) requires that a conforming Plan amendment be adopted as of a stated effective date in order for the Plan to continue to be a qualified plan, this Plan shall be operated in accordance with such requirements until the date when a conforming Plan amendment is adopted.

Except as otherwise required by rules of Plan qualification or by specific Plan provisions to the contrary, any Employee who terminated employment before January 1, 2001 shall remain subject to the terms of the Plan as in effect at the time of such termination. However, regardless of when an Employee terminates employment or whether he or she has ever had a termination of employment at all, if an Employee has an Account balance attributable to an amount transferred directly to this Plan from another qualified plan pursuant to a plan merger or any other transaction requiring the other plan's Code section 411(d)(6) protected benefits to be preserved hereunder, this Plan shall preserve all such legally protected benefits with respect to such Account balance to the full extent required by section 411(d)(6) and other applicable laws. This preservation of section 411(d)(6) protected benefits shall apply notwithstanding more restrictive rules for optional benefit forms or other Plan rights that may apply to other Account balances not subject to such protection.

1.4      EFFECT OF APPENDICES

This Plan document may be supplemented by various appendices that provide additional information and, in some cases, override general Plan provisions. In the event of a conflict between a Plan provision and a provision in an appendix, the provision in the appendix shall govern with respect to the Employees or circumstances specified in the appendix, and the Plan provision shall continue to govern with respect to other Employees or circumstances. The appendices shall be, by this reference, incorporated into and become a part of this Plan.

ARTICLE 2. DEFINITIONS

2.1      DEFINITIONS

Whenever used in the Plan, the following terms shall have the respective meanings set forth below unless otherwise required by the context in which they are used:

(a) "ACCOUNT" means the separate recordkeeping account maintained for each Participant which represents his or her total proportionate interest in the Trust Fund and which consists of the sum of the following subaccounts:

         (1) "MATCHING ACCOUNT" means the subaccount which evidences the value of Matching Contributions made on behalf of the Participant pursuant to section 5.1, including related investment gains and losses of the Trust Fund.

         (2) "PRETAX DEFERRAL ACCOUNT" means the subaccount which evidences the value of Pretax Deferrals made on behalf of the Participant pursuant to section 4.1, including related investment gains and losses of the Trust Fund.

         (3) "ROLLOVER ACCOUNT" means the subaccount which evidences the value of Rollover Contributions made by the Employee pursuant to section 5.6, including related investment gains and losses of the Trust Fund.

(b) "AFFILIATE" means any business entity which is controlled by or under common control with the Company, within the meaning of Code sections 414 and 1563. The determination of control shall be made without reference to paragraphs (a)(4) and (e)(3)(C) of Code section 1563, and solely for the purposes of applying the limitations of Articles 6 and 13, the phrase "more than 50 percent" shall be substituted for the phrase "at least 80 percent" each place it appears in Code section 1563(a)(1).

         In addition, to the extent required by Code section 414 and related regulations, Affiliate means--

         (1) any member of an affiliated service group (within the meaning of Code section 414(m)) of which the Company or any Affiliate is a member; and

         (2) any entity which, pursuant to Code section 414(o) and the regulations thereunder, must be aggregated with the Company or any other Affiliate for plan qualification purposes.

(c) "ASSOCIATED COMPANY" means any entity that is not an Affiliate, but is under common ownership and control with the Company, to the extent of 20 percent or more, as determined under rules applicable for purposes of section 414(c) of the Code.

(d) "BENEFICIARY" means the person or persons (who may be named contingently or successively) designated by a Participant to receive the Participant's Account in the event of the Participant's death. Each designation shall be in the form prescribed by the Benefits Committee, shall be effective only when properly filed in writing with the Benefits Committee, and shall revoke all prior designations by the same Participant. The designation by a married Participant of someone other than the Participant's spouse as a Beneficiary shall be invalid unless--

         (1) the spouse consents to the designation of a specific nonspouse Beneficiary which may not be changed without spousal consent (unless the spousal consent expressly permits the Participant to change Beneficiary designations without further consent by the spouse), and if the Participant has chosen a life annuity as a benefit form, the spouse waives the Qualified Joint and Survivor Annuity in accordance with procedural requirements of the Plan that comply with the rules of Code section 401(a)(11) and 417;

         (2) the spouse acknowledges the effect of the consent to such Beneficiary designation and, if applicable, the waiver of the Qualified Joint and Survivor Annuity; and

         (3) the consent and waiver are in a written instrument that is notarized.

         No spousal consent or waiver shall be required if it is established to the satisfaction of the Plan representative that it cannot be obtained because there is no spouse or because the spouse cannot be located. If no Beneficiary is properly designated at the time of the Participant's death, or if no person so designated shall survive the Participant, the Beneficiary shall be the Participant's spouse, or if the deceased Participant has no surviving spouse, the Participant's estate.

(e) "BENEFITS COMMITTEE" means the Benefits Committee appointed by the Board of Directors to administer the Plan in accordance with the provisions of Article 11 of this Plan.

(f)      "BOARD OF DIRECTORS" means the Board of Directors of the Company.

(g) "BREAK IN SERVICE" means, prior to April 1, 1997, any year used in measuring Years of Service in which an Employee is not credited with more than 500 Hours of Service. However, if an Employee is absent from employment due to pregnancy, birth of the Employee's child, adoption of a child by the Employee, or child care immediately following such birth or adoption, any Hour of Service for which the Employee would have received credit (or if not determinable, eight hours for each day of absence) during such absence, up to a maximum of 501 Hours of Service, shall be credited to the Employee solely to prevent the Employee from incurring a Break in Service. Any such Hours of Service shall be credited for the Plan Year in which the absence begins if necessary to prevent a Break in Service during that Plan Year and, in all other cases, in the immediately following Plan Year.

         Effective April 1, 1997, the term "Break in Service" means a continuous period of time of at least 12 months during which the Employee is not employed by the Employer. This period of time shall begin on the date the Employee retires, quits, or is discharged, or if earlier, the 12-month anniversary of the date on which the Employee was otherwise first absent from service. However, if an Employee is absent from employment due to pregnancy, birth of the Employee's child, adoption of a child by the Employee, child care immediately following such birth or adoption, or, effective as of August 5, 1993, due to leave recognized under the Family and Medical Leave Act of 1993, for purposes of determining whether an Employee has incurred a Break in Service, the Employee will be considered employed for the portion of such absence ending on the second anniversary of such Employee's absence from employment.

(h) "CODE" means the Internal Revenue Code of 1986, as from time to time amended. Each Code reference in this Plan shall be deemed to include reference to any comparable or succeeding statutory provision which supplements or replaces such Code reference.

(i)      "COMPANY" means Cordillera Corporation or its successor in interest.

(j) "COMPENSATION" means, with respect to an Employee for a period considered under the Plan, the Employee's full salary and wages from an the Employer for services rendered, including salary, wages, commissions, bonuses, and overtime, and salary reduction amounts under this or any other Code section 401(k) cash or deferred arrangement or any Code section 125 cafeteria plan maintained by the Company, Affiliate, or Associated Company, and, effective January 1, 2001, elective amounts that are not includable in gross income of the Employee by reason of Code section 132(f)(4), relating to qualified transportation fringe benefits, but excluding--

         (1)      directors' fees;

         (2)      reimbursement or other expense allowances;

         (3)      fringe benefits (cash and noncash);

         (4)      moving expenses;

         (5)      deferred compensation; and

         (6)      welfare benefits.

         The Compensation of any Employee that is taken into account under the Plan for any Plan Year beginning on or after January 1, 1989, shall not exceed the maximum dollar amount that is permitted as of the beginning of the year under Code section 401(a)(17) (determined after giving effect to any amendments to section 401(a)(17) and any indexing or other adjustments made pursuant to said section that are applicable for the year of the determination). If an Employee is a family member of a 5-percent owner (as defined in section 13.2) or of a Highly Compensated Employee among the group of ten Employees receiving the highest compensation for the Plan Year, then such Employee shall not be considered a separate Employee. Any Compensation paid to such Employee shall be treated as having been paid to the Highly Compensated Employee. For this purpose, "family member" means the Employee's spouse and any lineal descendants of the Employee who have not attained age 19 before the close of the Plan Year. Notwithstanding the three preceding sentences, these family aggregation rules shall not apply during Plan Years beginning on or after January 1, 1997.

         Notwithstanding the foregoing, the term "Compensation" for purposes of determining an Employee's average deferral percentage under section 4.6 or average contribution percentage under section 5.4, and for purposes of determining whether an Employee is a Highly Compensated Employee, shall mean an Employee's Section 415 Compensation plus, for Plan Years beginning before January 1, 1998, any salary reduction elected by the Employee pursuant to Code section 125 or 401(k) under any plan of the Employer or an Affiliate in which the Employee participates.

(k)      "ELIGIBLE EMPLOYEE" means any Employee of an Employer except--

         (1) any Employee who is included in a unit of Employees covered by a collective bargaining agreement, if there is evidence that retirement benefits were the subject of good faith bargaining, unless such agreement provides for participation of those Employees in this Plan;

         (2) any Employee who is a nonresident alien and who receives no earned income from an Employer which constitutes income from sources within the United States; and

         (3) any Employee who is not designated as an "employee" in the Company's, any Affiliate's, or Associated Company's employment records during a particular period of time, including a person designated as an "independent contractor," even if a determination is made by the Internal Revenue Service, the Department of Labor, or any other government agency, court, or other tribunal, that such person is an employee for any purpose.

(l) "EMPLOYEE" means any person employed by the Company, an Affiliate, or Associated Company.

(m) "EMPLOYER" means the Company and any Affiliate or Associated Company which, with the approval of the Company, has adopted or adopts this Plan for the benefit of some or all of its Eligible Employees. As of January 1, 2001, and continuing through the date of adoption of this amendment and restatement of the Plan, the Employers include Cordillera Corporation; Utah Gas Service Company; Denver jetCenter, Inc.; jetCenters, Inc.; Salt Lake jetCenter, Inc.; Colorado jetCenter, Inc.; Fort Collins Loveland jetCenter, Inc.; and Wyoming Industrial Gas Company. In addition, Oceanic Exploration Company became an Employer as a result of adopting this Plan as of January 1, 1987; and Oceanic International Properties Corporation, a subsidiary of Oceanic Exploration Company, became an Employer thereafter when Employees of Oceanic Exploration Company transferred to it. Each of Oceanic International Properties Corporation and Oceanic Exploration Company have had Employees from time to time. Note that Utah Gas Service Company and Wyoming Industrial Gas Company ceased to be members of the group as of July 12, 2001. Also note that San Miguel Valley Corporation was an Employer under the terms of the Plan in effect prior to January 1, 2001, but ceased to be an Employer as of December 31, 1999.

(n) "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended. Each ERISA reference in this Plan shall be deemed to include reference to any comparable or succeeding statutory provision which supplements or replaces such ERISA reference.

(o) "HIGHLY COMPENSATED EMPLOYEE" means, effective as of January 1, 1997, any Employee who--

         (1) in the preceding Plan Year received compensation (as defined in Code section 414(q)(4)) from the Company, an Affiliate, or Associated Company, in excess of $80,000 indexed; or

         (2) in the Plan Year or the preceding Plan Year was a "5-percent owner" (as defined in section 13.2 of the Plan).

         The dollar limit described in (1) above is in effect during the 1997, 1998, and 1999 Plan Years, and will thereafter be adjusted to reflect increases in the cost of living at the same time and in the same manner as adjustments are made to defined contribution and defined benefit limits under Code section 415(d).

         A former Employee shall be treated as a Highly Compensated Employee if the Employee was a Highly Compensated Employee either when the Employee incurred a Separation from Service or at any time after the Employee attained age 55.

(p)      "HOUR OF SERVICE" means--

         (1) each hour for which the Employee is paid or entitled to payment for the performance of duties.

         (2) each hour for which the Employee is paid or entitled to payment on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, or leave of absence. No more than 501 Hours of Service shall be credited to an Employee on account of any single continuous period during which the Employee performs no duties.

         (3) each hour for which back pay (irrespective of mitigation of damages) is either awarded or agreed to, with no duplication of credit for hours under paragraphs (1) or (2) and this paragraph (3).

         (4) each hour credited pursuant to applicable ERISA regulations for unpaid periods of absence for service in the United States armed forces or Public Health Service during which the Employee's reemployment rights are guaranteed by law, provided that the Employee is reemployed as an Employee within the time limits prescribed by such law.

         If or to the extent a record of an Employee's hours of employment is not maintained, the Employee shall be credited with 190 Hours of Service for each calendar month for which the Employee would be required to be credited with at least one Hour of Service.

         All Hours of Service shall be determined and credited to computation periods in accordance with reasonable standards and policies consistent with Department of Labor regulations section 2530.200b-2(b) and (c).

         Notwithstanding the foregoing provisions of this section 2.1(p), effective April 1, 1997, the term "Hour of Service" shall mean--

         (A) Each hour for which the Employee is paid or entitled to payment for the performance of duties.

         (B) Each hour credited pursuant to applicable ERISA regulations for unpaid periods of absence for service in the United States armed forces or Public Health Service during which the Employee's reemployment rights are guaranteed by law, provided that the Employee is reemployed as an Employee within the time limits prescribed by such law.

(q)      "INVESTMENT FUND" means--

         (1) for any Participant who is not exercising full investment direction over his account pursuant to section 8.1, such investment companies registered under the Investment Company Act of 1940, as amended, the shares of which are designated by the Benefits Committee as an investment option under the Plan; or

         (2) for any Participant who is exercising full investment direction over his account pursuant to section 8.1--

                  (A) such securities that are publicly traded on a national securities exchange, share or units issued by an investment company registered under the Investment Company Act of 1940, as amended, subject to such restrictions imposed by the Benefits Committee as to investment in certain investment vehicles; and

                  (B) any obligations issued or guaranteed by the U.S. government, its agencies, and instrumentalities.

         (r) "MATCHING CONTRIBUTIONS" means matching contributions described in section 5.1 that are made by an Employer on behalf of a Participant and are conditioned on Pretax Deferrals made by or on behalf of the Participant.

         (s) "NORMAL RETIREMENT AGE" means the date of the Participant's attainment of age 65.

         (t) "PARTICIPANT" means any Eligible Employee who has met the requirements to become a Participant as set forth in section 3.1, and shall include, where appropriate to the context, any former Participant described in section 3.2.

         (u) "PLAN YEAR" means the 12-consecutive month period ending each December 31.

         (v) "PRETAX DEFERRALS" means the contributions made by the Employer on behalf of a Participants pursuant to the Participant's election to reduce Compensation, as described in section 4.1.

         (w) "ROLLOVER CONTRIBUTIONS" means those contributions made by an Employee, as described in section 5.6.

         (x) "SECTION 415 COMPENSATION" means an Employee's wages, salaries, commissions, professional fees and other amounts received for personal services rendered in the course of employment with the Company, Affiliate, or Associated Company, as determined for purposes of reporting (in Box 1 on the 2000 version of Form W-2 or in such other place as may be appropriate for any other reporting year) the Employee's wages that are subject to income tax withholding or are otherwise reportable for income tax purposes under Code sections 6041(d), 6051(a)(3), and 6052, increased, for Plan Years beginning on and after January 1, 1998, by salary reduction amounts under any Code section 401(k) cash or deferred arrangement or a cafeteria plan under Code section 125 and, effective January 1, 2001, elective amounts that are not includable in gross income of the Employee by reason of Code section 132(f)(4), relating to qualified transportation fringe benefits.

         (y) "SEPARATION FROM SERVICE" means any termination of the employment relationship between an Employee and the Company or Affiliate or Associated Company for any reason other than death, including resignation, discharge, retirement or disability. A Separation from Service shall not occur upon a Participant's transfer to a position where the individual continues to be an Employee but is no longer an Eligible Employee, nor shall a Separation from Service occur as a result of a leave of absence authorized by the Employer, other Affiliate or Associated Company if the Employee returns to employment upon expiration of such leave.

                  Except as otherwise agreed by the parties to the transaction, a disposition of the stock or other ownership interest in a subsidiary or a disposition of substantially all the assets used in a trade or business of an Employer shall be treated as a Separation from Service for the purpose of making single sum distributions to the Employees who continue to work in essentially the same business and employment position following the disposition, provided that such disposition is treated as a permissible distribution event under Code sections 401(k)(2)(B)(i)(II) and 401(k)(10) and related regulations.

                  The following provisions apply in the case of a sale of corporate assets by the Employer to an unrelated purchaser, which does not result in a Separation from Service under Code section 401(k)(10)(A). On and after September 1, 2000, such a sale of assets shall constitute a Separation from Service, with respect to a Participant affected by such sale, provided that the following conditions are satisfied:

                  (1) the Participant does not continue employment with the Company, an Affiliate, or an Associated Company; and

                  (2) the Participant's Account is not directly transferred to a tax-qualified plan maintained by the purchaser of assets described above, pursuant to a "trust-to-trust" transfer within a reasonable time following the sale.

         (z) "TRUST AGREEMENT" means any agreement in the nature of a trust established to form a part of the Plan to receive, hold, invest, and dispose of the Trust Fund.

         (aa) "TRUSTEE" means any person, bank, or trust company selected by the Company to act as Trustee under any Trust Agreement at any time of reference.

         (bb) "TRUST FUND" means the assets of every kind and description held under any Trust Agreement forming a part of the Plan.

         (cc) "VALUATION DATE" means each business day of the Plan Year recognized by the New York Stock Exchange.

         (dd) "YEARS OF SERVICE" means, prior to April 1, 1997, periods of 12 consecutive months during which the Employee completes at least 1,000 Hours of Service, where the first such period is measured from the date on which the Employee first performs an Hour of Service after being hired or after being rehired after a Break in Service, and each subsequent period in the Plan Year, beginning with the Plan Year that commences with or within the first period.

                  Effective April 1, 1997, the term "Years of Service" means the aggregate of all periods commencing with the first day the Employee has an Hour of Service with the Employer and ending on the date a Break in Service begins. An Employee shall also receive credit for any absence from service which would otherwise constitute a Break in Service except that the length of absence is less than 12 consecutive months provided he returns to service within such 12-month period. Fractional periods of a year will be expressed in terms of days. For vesting purposes, only whole Years of Service will be counted, but fractional periods shall be aggregated.

                  In the case of an individual who was an Employee prior to April 1, 1997 and whose service has been determined on the basis of computation periods and the general method of crediting service as set forth in 29 CFR section 2530.200b-2, for the 1997 Plan Year, the Employee shall receive credit for a period of service consisting of the greater of--

                  (1) the period of service that would be credited to the Employee under the elapsed time method for this service during the entire computation period in which the change to an elapsed time methodology occurs; or

                  (2) the service taken into account under the computation periods method as of the later of the effective date of the amendment which incorporates the elapsed time methodology or the date said amendment was adopted by the Company.

2.2 GENDER AND NUMBER

Except when otherwise indicated by the context, any masculine or feminine terminology in this document shall also include the other gender, and the definition of any term in the singular or plural shall also include the opposite number.

2.3 REQUIREMENT TO BE IN "WRITTEN FORM"

Various notices provided by the Company or Benefits Committee, and various elections made by a Participant are required to be in written form. Except as otherwise provided under IRS or DOL regulations or other guidance, these notices and elections may be conveyed through an electronic system.

ARTICLE 3. PARTICIPATION AND SERVICE

3.1 DATE OF PARTICIPATION

Every Employee who was an Eligible Employee and a Participant on December 31, 2000, and continues to be an Eligible Employee shall continue to be a Participant thereafter. On and after January 1, 2001, every other Eligible Employee shall become a Participant in the Plan on the first January 1, April 1, July 1, or October 1 entry date that coincides with or next follows the date he or she has attained age 21, has completed one Year of Service, and has become an Eligible Employee.

3.2 DURATION

An Employee who becomes a Participant shall remain a Participant until the Employee has a Separation from Service, and shall be a former Participant thereafter for as long as the individual is entitled to receive any benefits under this Plan.

A Participant who has a Separation from Service and is subsequently reemployed shall again become a Participant as of the later of the Participant's reemployment date or the date the Participant again becomes an Eligible Employee.

3.3 TRANSFERS

An Employee, who transfers from a nonparticipating Affiliate or Associated Company to employment status where he or she becomes an Eligible Employee, shall receive credit for prior service with such Affiliate or Associated Company in determining his or her Years of Service and shall become a Participant in accordance with section 3.1 after having satisfied the eligibility conditions specified therein.

Any Participant who transfers out of Eligible Employee status with the Employer but who remains an Employee shall become an inactive Participant. An inactive Participant shall not be eligible to elect Pretax Deferrals with respect to Compensation earned after the date of the Employee's transfer.

If a Participant becomes an inactive Participant, the Participant's Account shall continue to be held under the Plan until the Participant becomes entitled to a distribution under the provisions of section 7.2. The inactive Participant--

(a) shall continue to earn Years of Service for purposes of vesting in Employer contributions;

(b) shall be eligible to request and receive a hardship withdrawal in accordance with the provisions of section 7.5;

(c) shall be eligible to request and receive a loan in accordance with the provisions of section 7.7; and

(d) shall be eligible to make investment elections in accordance with the rules for active Participants.

3.4 LEASED EMPLOYEES

Effective January 1, 1997, a person who is not an Employee of a controlled group Employer and who performs services for the controlled group Employer pursuant to an agreement between the controlled group Employer and a leasing organization shall be considered a "leased employee" if he performed the services on a substantially full-time basis for a year and the services are performed under the primary direction or control of the service recipient. A person who is considered a leased employee of the controlled group Employer shall not be considered an Eligible Employee for purposes of the Plan. However, if a leased employee participates in the Plan as a result of subsequent employment with the Company, Affiliate, or Associated Company, he shall receive Service for such employment as a leased employee. Notwithstanding the preceding provisions of this section, a leased employee will be included as an Employee for purposes of applying the requirements described in section 414(n)(3) of the Code. For purposes of this section, the term "Employer" includes an Employer participating in the Plan and only those affiliates of such entity that must be aggregated and treated as a single employer for purposes of Code section 414 and related Treasury regulations.

3.5 SPECIAL PROVISIONS FOR PARTICIPANTS WHO ENTER THE ARMED FORCES

If a Participant is absent from employment for voluntary or involuntary military service with the armed forces of the United States and returns to employment within the period required under the law pertaining to veterans' reemployment rights, he shall receive Service for the period of his absence from employment. Notwithstanding any provisions of this Plan to the contrary, effective as of December 12, 1994, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Code section 414(u).

ARTICLE 4. PRETAX DEFERRALS

4.1 AMOUNT OF CONTRIBUTIONS

Each Participant may elect to have the Employer contribute on the Participant's behalf as Pretax Deferrals an amount equal to any whole percentage from 1 percent to 10 percent of the Participant's Compensation from such Employer during the period for which the election is in effect. No benefits other than Matching Contributions shall be conditioned on a Participant's election to make Pretax Deferrals under this Plan. The Participant's election shall be made in accordance with the rules set forth in this Article 4 and such other administrative rules as the Benefits Committee may prescribe.

4.2 EXCESS DEFERRALS

(a) In accordance with Code section 401(a)(30), this Plan and all other plans of the Company, Affiliate, or Associated Company shall not permit elective deferrals (including Pretax Deferrals under this Plan) to exceed $10,500 (or such other amount as may at the time be prescribed under Code section 402(g)) for the Participant's taxable year. The Benefits Committee shall prescribe procedures designed to prevent this limit from being exceeded and to cause Pretax Deferrals (and the corresponding salary reductions) that have been elected by the Participant to be stopped at any time during the Participant's taxable year when this limit has been reached.

(b) In addition, the Benefits Committee shall adopt reasonable procedures to assist a Participant in fulfilling the Participant's responsibility of ensuring that Pretax Deferrals made on behalf of the Participant under this Plan for the Participant's taxable year do not exceed $10,500 (or such other amount as may at the time be prescribed under Code section 402(g)) less any other elective deferrals made on behalf of the Participant by someone other than the Company, Affiliate, or Associated Company. If the Participant notifies the Benefits Committee in writing no later than March 1 following the Participant's taxable year of the amount of any excess Pretax Deferrals under this subsection for such taxable year, the Plan may, but need not, distribute such excess (and any income or investment gains or losses allocable to such excess) to the Participant no later than April 15 following such taxable year.

(c) The Participant will be treated as having a calendar taxable year, unless the Participant notifies the Benefits Committee differently, in writing, before the beginning of the Participant's taxable year or, if later, by the date that the Employee first becomes a Participant.

(d)      For purposes of this section, "elective deferrals" includes--

         (1) Employer contributions to a qualified cash or deferred arrangement to the extent excluded from the Participant's gross income for the taxable year pursuant to Code section 402(a)(8);

         (2) Employer contributions to a simplified employee pension to the extent excluded from the Participant's gross income for the taxable year under Code section 402(h)(1)(b); and

         (3) Employer contributions to purchase an annuity contract under Code section 403(b) under a salary reduction agreement.

(e) Excess Pretax Deferrals which are distributed from the Plan under this section shall not be included as an Annual Addition. The Participant's income for the taxable year of the excess Pretax Deferral (or, the year of distribution or other year or years that may be specified pursuant to Treasury rules or regulations) shall be increased by the amount distributed under this section, including both the excess Pretax Deferral and allocable income or investment gains or losses. Allocable income and investment gains or losses shall be determined in the manner described in section 4.7. The distribution described in this section may be made notwithstanding any other Plan provision.

(f) The Benefits Committee shall adopt reasonable procedures for coordinating distributions of excess Pretax Deferrals and allocable income under this section and section 4.7, in accordance with any applicable Treasury regulations. Specifically, the amount of any excess deferrals for a Plan Year that may be distributed under this section shall be reduced by the amount of excess contributions previously distributed to the Participant under section 4.7.

4.3 ELECTIONS

Each Participant (or Employee expected to become a Participant by the time that the election will take effect) shall make the election described in section 4.1 by completing the election form made available by the Benefits Committee. Elections shall remain in effect until a new election to begin, stop, increase, or decrease the Participant's Pretax Deferrals is received by the Benefits Committee. If a Participant has elected to begin, stop, increase or decrease Pretax Deferrals, the Participant may not file any new election to change Pretax Deferrals until the first day of the next calendar month.

Regardless of the type of election being made, if the election form is received by the Benefits Committee on or before the fifteenth day of the calendar month, then the election shall take effect for the pay period that ends first in the month following the Benefits Committee's receipt of the election form. If the election form is received after the fifteenth day of the calendar month, it shall take effect for the pay period that ends first in the second month following the Benefits Committee's receipt of the election form. Except as otherwise provided in this Plan, all elections shall be irrevocable for each pay period beginning on or after the effective date of the election.

4.4 COMPENSATION REDUCTION

Each Participant, who makes an election to have the Employer contribute a percentage of the Participant's Compensation as Pretax Deferrals, shall by the act of making such election, agree to have such Compensation reduced by an equivalent amount for so long as the election remains in effect. The Participant's Compensation shall not be reduced to the extent that the Employer does not contribute the Pretax Deferrals to the Plan on behalf of the Participant.

4.5 TRANSFER AND CREDITING OF PRETAX DEFERRALS

Pretax Deferrals shall be transferred to the Trust Fund as soon as practicable after each payroll payment date. Pretax Deferrals shall be allocated to the Participant's Pretax Deferral Account as of the payroll date on which the corresponding amount would have been paid in the absence of the election under section 4.1, provided that, for purposes of accounting for the investment return on Pretax Deferrals during the valuation period in which they are transferred to the Trust Fund, the Benefits Committee may provide that all new Pretax Deferrals will be considered to have been received in the middle of such valuation period or may prescribe the uniform use of any other acceptable convention of trust accounting.

4.6 RESTRICTIONS ON PRETAX DEFERRALS

For Plan Years beginning after 1996, as of the last day of each Plan Year and at such other times throughout the Plan Year as the Benefits Committee may determine, the Benefits Committee shall require testing of Pretax Deferrals (and any other Employer contributions that the Company elects to include in this testing in accordance with applicable conditions specified under Code section 401(k) and related regulations) to assure that the average deferral percentage for the Plan Year of Participants who are Highly Compensated Employees shall not exceed the greater of--

(a) 1.25 times the average deferral percentage for the prior Plan Year of all other Participants; or

(b)      the lesser of--

         (1)      two percentage points more than; or

         (2) two times the average deferral percentage for the prior Plan Year of all other Participants.

The rules of this Plan section 4.6 shall be applied separately to each controlled group Employer, as determined after any aggregation required pursuant to Code section 414(b), (c), (m), (n), and (o).

By an amendment to the Plan, the Benefits Committee may elect to apply subsections (a) and (b) by using the current Plan Year rather than the preceding Plan Year except that such election may not be changed unless permitted by the Internal Revenue Service.

The term "average deferral percentage" for each group of Participants for any period shall be the average of the percentages, calculated separately for each Participant in such group, of Pretax Deferrals (and any other Employer contributions that the Company elects to include in this testing in accordance with applicable conditions specified under Code section 401(k) and related regulations) made on behalf of the Participant for the applicable Plan Year to that Participant's Compensation earned while a Participant for that Plan Year. To the extent required by Treasury regulations, excess Pretax Deferrals under section 4.2 shall be treated as a Pretax Deferral amount elected under section
4.1 and contributed to the Plan, whether or not such excess Pretax Deferral is distributed under section 4.2.

Advanced testing done under this section shall be based on a Participant's annual rate of Compensation while a Participant in effect at the time of the test, and corrections made to reduce the amount in excess of the maximum permissible deferral percentage shall be made from Compensation to be earned for the remainder of the Plan Year. Final Plan Year compliance with the restrictions of this section shall be based on the Participant's actual Compensation while a Participant and Pretax Deferrals for the Plan Year.

If this Plan is aggregated with one or more other plans, which include qualified cash or deferred arrangements, for purposes of Code section 401(a)(4) or 410(b), then the cash or deferred arrangements of this Plan and such other plans shall be treated as one arrangement for purposes of this section. If any Highly Compensated Employee is a participant under two or more qualified cash or deferred arrangements of the Company or Affiliate, all such cash or deferred arrangements shall be treated as one such arrangement for purposes of determining the average deferral percentage of the Highly Compensated Employee.

4.7 REFUNDS OF EXCESS PRETAX DEFERRALS

For a Plan Year that begins after 1996, if the Benefits Committee determines after the end of the Plan Year that the limitation of section 4.6 has not been satisfied, the Plan shall first determine, in the manner described in subsection
(a), the aggregate excess Pretax Deferrals that must be eliminated to satisfy the limitation of section 4.6, then shall allocate and distribute the aggregate excess amount and allocable earnings in the manner described in subsections (b) and (c), and forfeit related Matching Contributions.

(a) For the sole purpose of determining the amount of the aggregate excess Pretax Deferrals to be distributed under subsection (b) (and not the amount to be distributed to a specific Highly Compensated Employee), the aggregate amount of excess Pretax Deferrals is determined by--

         (1) computing a reduction in the amount of the Pretax Deferrals of the Highly Compensated Employee with the highest average deferral percentage so that such percentage does not exceed the average deferral percentage of the Highly Compensated Employee with the next highest average deferral percentage, or if less, the amount necessary so that the limitation of section 4.6 is satisfied; and

         (2) if the amount of the reduction pursuant to paragraph (1) is insufficient to reduce the average deferral percentage for the Highly Compensated Employees so that it does not exceed the limitation of section 4.6, then repeating the process described in paragraph (1) in descending order of the average deferral percentages of the Highly Compensated Employees until the average deferral percentage for the group of Highly Compensated Employees satisfies the limitation of section 4.6.

(b) The aggregate excess Pretax Deferrals determined under subsection (a) shall be eliminated by--

         (1) distributing Pretax Deferrals to the Highly Compensated Employee with the highest dollar amount of Pretax Deferrals until it equals the dollar amount of the Pretax Deferrals of the Highly Compensated Employee with the next highest dollar amount of Pretax Deferrals, or if less, the aggregate amount of the excess amount determined under subsection (a); and

         (2) if the distribution described in paragraph (1) does not eliminate the excess amount determined under subsection (a), repeating the foregoing process in descending order of the dollar amounts of the Pretax Deferrals until the aggregate excess amount under subsection (a) has been distributed.

         The distributions described in this section may be made notwithstanding any other Plan provision. The Benefits Committee shall adopt reasonable procedures for coordinating distributions of excess Pretax Deferrals under this section and section 4.2.

         If the distributions required by this subsection (b) are made, the limitation of section 4.6 is satisfied notwithstanding that the average deferral percentage of the Highly Compensated Employees recomputed after the distributions may still exceed the limitation of section 4.6.

(c) The Plan shall distribute the amounts determined under subsection (b) to the Participants no later than the last day of the Plan Year following the Plan Year in which the limitation of section 4.6 is exceeded, or the Plan may distribute the amounts within 2 1/2 months after such Plan Year if the Benefits Committee deems it desirable for tax purposes. All distributions shall be adjusted in accordance with subsection (d) to reflect investment gains and losses.

(d) The income and investment gains and losses attributable to distributed excess Pretax Deferrals shall take into consideration income and investment gains and losses on the

         Participant's Account for the Plan Year. Unless a different method is selected by the Benefits Committee, the income and investment gains and losses allocable to distributed excess Pretax Deferrals for the Plan Year shall be that portion of income and investment gains and losses on the Participant's Account for the Plan Year that bears the same ratio to total income and investment gains and losses for the Plan Year as the distributed excess Pretax Deferrals bears to the total Account balance determined as of the end of the Plan Year, before income and investment gains and losses for the Plan Year are added to the Account.

(e) Notwithstanding any other provision of this Plan to the contrary, the Benefits Committee shall take steps to ensure that this section is interpreted and administered so as to comply with applicable legal requirements for the determination of what amounts constitute excess Code section 401(k) elective deferrals and for the return of such excess amounts and any income and investment gain or loss attributable thereto. All determinations under this section shall comply with Code section 401(k) and the regulations thereunder. The Benefits Committee shall keep adequate records to show compliance with these requirements. In the event of any conflict, the rules of the Code and regulations shall control.

4.8 RIGHTS OF RETURNING SERVICEMEN

A person who leaves employment with an Employer for military service, and who returns to employment with an Employer on or after December 12, 1994, and within the time prescribed by law for reinstatement of his employment rights, and who thereby initially becomes a Participant or who resumes participation in the Plan, shall have the right to make up Pretax Deferrals in accordance with this section.

(a) PERIOD FOR MAKE-UP PRETAX DEFERRALS. Such Participant's make-up period, which shall begin on the date of his reemployment, shall be equal to three times the period of his military service, up to a maximum of five years.

(b) AMOUNT OF MAKE-UP PRETAX DEFERRALS. For all or part of his period of military service, such Participant may make Pretax Deferrals at any of the rates permitted under section 4.1 that were in effect during his period of military service. Such contributions shall be made by payroll reduction over the interval specified by him that is consistent with
         (a) above. The basis for making such contributions shall be such Participant's average Compensation during the 12-month period immediately prior to entry into military service. Such contributions shall be in addition to any Pretax Deferrals the Participant is making under section 4.1 for his current period of employment.

(c) ADJUSTMENT, SUSPENSION, OR RESUMPTION. Such make-up contributions may be adjusted, suspended, or resumed by such Participant as provided in section 4.3 during the make-up period specified in (a) above, but there shall be no penalty for any discontinuance of such contributions.

(d) MATCHING CONTRIBUTIONS. The Participant shall be entitled to Matching Contributions in accordance with section 5.1 that match such make-up Pretax Deferrals.

(e) LIMITATIONS NOT APPLICABLE. The limitations and restrictions of sections 4.2, 4.6, 5.4, and 6.1 of the Plan and section 404(a) of the Code shall not be applicable to any Participant make-up Pretax Deferrals and Matching Contributions with respect to the year in which such contributions are made, and such limitations shall apply for the year for which the contributions are made only to the extent provided by rules prescribed by the Secretary of the Treasury.

(f) EARNINGS, GAINS, OR LOSSES. Such make-up Pretax Deferrals and related Matching Contributions shall not be credited with any earnings, gains, or losses on such contributions, nor shall any forfeiture be credited to the Participant's Account, with respect to the period during which the Participant was in military service.

ARTICLE 5. MATCHING AND ROLLOVER CONTRIBUTIONS

5.1 MATCHING CONTRIBUTIONS

Each Participant for whom Pretax Deferrals were credited to the Participant's Account during a payroll period shall be entitled to a Matching Contribution equal to 100 percent of the first 6 percent of Compensation deferred as Pretax Deferrals on behalf of the Participant for that payroll period.

Notwithstanding the preceding paragraph, with respect to the Plan Year ending December 31, 1998, Participants who are employed by San Miguel Valley Corporation shall be eligible to receive a maximum rate of Matching Contribution under this Plan which is not greater than the highest maximum rate of Matching Contribution provided under any other qualified retirement plan maintained by a member of the controlled group of corporations (as defined in Code sections 414 and 1563), of which San Miguel Valley Corporation is a part.

5.2 OVERALL CONDITIONS ON MATCHING CONTRIBUTIONS

Notwithstanding any Plan provision to the contrary, any Matching Contribution (including any investment gain attributable thereto), which relates to an excess Pretax Deferral under section 4.2 or section 4.6, shall be forfeited and shall not be treated as a Matching Contribution with respect to the Participant for the Plan Year.

5.3 TRANSFER AND CREDITING OF MATCHING CONTRIBUTIONS

Matching Contributions shall be transferred to the Trust Fund as soon as practicable. Matching Contributions shall be allocated to the Participant's Matching Account as of the date for which the Pretax Deferrals to which the relate are allocated.

5.4 RESTRICTIONS ON MATCHING CONTRIBUTIONS

For Plan Years beginning after 1996, as of the last day of each Plan Year and at such times throughout each Plan Year as the Benefits Committee may determine, the Benefits Committee shall require testing of Matching Contributions to assure that the contribution percentage for the Plan Year of Participants who are Highly Compensated Employees shall not exceed the greater of--

(a) 1.25 times the contribution percentage for the prior Plan Year of all other Participants; or

(b)      The lesser of--

         (1)      two percentage points more than; or

         (2) two times the average deferral percentage for the prior Plan Year of all other Participants.

The rules of this Plan section 5.4 shall be applied separately to each controlled group Employer, as determined after any aggregation required pursuant to Code section 414(b), (c), (m), (n), and (o).

By an amendment to the Plan, the Benefits Committee may elect to apply subsections (a) and (b) by using the current Plan Year rather than the preceding Plan Year except that such election may not be changed unless permitted by the Internal Revenue Service.

The term "contribution percentage" for each group of Participants shall be the average of the ratios, calculated separately for each Participant in such group, of the sum of all Matching Contributions made by or on behalf of the Participant for the applicable Plan Year to that Participant's Compensation earned while a Participant during that Plan Year.

To the extent permitted by Code section 401(m) and related regulations, the Company may elect, in computing contribution percentages, to treat Pretax Deferrals for the applicable Plan Year as Matching Contributions, to the extent such Pretax Deferrals exceed the amount of Pretax Deferrals needed to comply with the average deferral percentage test of section 4.6.

Advanced testing done under this section shall be based on a Participant's Matching Contributions and annual rate of Compensation while a Participant in effect at the time of the test, and corrections made to reduce the amount in excess of the maximum permissible contribution percentage shall be from Matching Contributions to be made for the remainder of the Plan Year. Final Plan Year compliance with the restrictions of this section shall be based on the Participant's actual Compensation while a Participant and Matching Contributions for the Plan Year.

If this Plan is aggregated with one or more other plans, which include employer matching or employee after-tax contributions subject to contribution testing under Code section 401(m), for purposes of Code section 401(a)(4) or 410(b), then this Plan and such other plans shall be treated as one arrangement for purposes of this section, and the after-tax contributions and matching contributions in the aggregated plans shall be treated like Matching Contributions hereunder in conducting the test. If a Highly Compensated Employee participates in this Plan and one or more other plans of the Company or an Affiliate to which contributions required to be tested under Code section 401(m) are made, all such contributions shall be aggregated for purposes of determining the Highly Compensated Employee's contribution percentage.

In addition to the limitation on Pretax Deferrals specified in section 4.6 and the limitation on Matching Contributions specified in this section, Pretax Deferrals and Matching Contributions with respect to Highly Compensated Employees shall be subject to compliance with applicable Treasury regulations that prevent the multiple use of the alternative percentage limitations in Code sections 401(k)(3)(A)(ii)(II) and 401(m)(2)(A)(ii). If multiple use of the alternative percentage limitation occurs, such multiple use shall be corrected, in accordance with Treasury regulation section 1.401(m)-2(c), by reducing the average deferral percentages of Highly Compensated Employees.

5.5 CORRECTION OF EXCESS MATCHING CONTRIBUTIONS

For a Plan Year that begins after 1996, if the Benefits Committee determines after the end of the Plan Year that the limitation of section 5.4 has not been satisfied, the Plan shall first determine, in the manner described in subsection
(a), the aggregate Matching Contributions that must be eliminated to satisfy the limitation of section 5.4, then shall allocate and distribute the aggregate excess amount and allocable earnings in the manner described in subsections (b) and (c).

(a) For the sole purpose of determining the amount of the aggregate excess Matching Contributions to be distributed under subsection (b) (and not the amount to be distributed to a specific Highly Compensated Employee), the aggregate amount of excess Matching Contributions is determined by--

         (1) computing a reduction in the amount of Matching Contributions of the Highly Compensated Employee with the highest contribution percentage so that such percentage does not exceed the contribution percentage of the Highly Compensated Employee with the next highest contribution percentage, or if less, the amount necessary so that the limitation of section
                  5.4 is satisfied; and

         (2) if the amount of the reduction pursuant to paragraph (1) is insufficient to reduce the contribution percentage for the Highly Compensated Employees so that it does not exceed the limitation of section 5.4, then repeating the process described in paragraph (1) in descending order of the contribution percentages of the Highly Compensated Employees until the contribution percentage for the group of Highly Compensated Employees satisfies the limitation of section 5.4.

(b) The limitation of section 5.4 is deemed to be satisfied if the aggregate excess Matching Contributions determined under subsection (a) is eliminated by--

         (1) distributing Matching Contributions to the Highly Compensated Employee with the highest dollar amount of such contributions until it equals the dollar amount of such contributions of the Highly Compensated Employee with the next highest dollar amount of such contributions, or if less, the aggregate amount of the excess amount determined under subsection (a); and

         (2) if the distribution described in paragraph (1) does not eliminate the excess amount determined under subsection (a), repeating the foregoing process in descending order of the dollar amounts of the Matching Contributions until the aggregate excess amount under subsection (a) has been distributed.

         If the distributions required by this subsection are made, the limitation of section 5.4 is satisfied notwithstanding that the contribution percentage of the Highly Compensated Employees recomputed after the distributions may still exceed the limitation of section 5.4.

(c) The Plan shall distribute the amounts determined under subsection (b) to the Participants no later than the last day of the Plan Year following the Plan Year in which the limitation of section 5.4 is exceeded, or the Plan may distribute the amounts within 2 1/2 months after such Plan Year if the Benefits Committee deems it desirable for tax purposes. All distributions shall be adjusted in accordance with subsection (d) to reflect investment gains and losses.

(d) The income and investment gains and losses attributable to excess Matching Contributions for the Plan Year shall be determined by the same procedure as set forth in section 4.7 for determining income attributable to excess Pretax Deferrals.

(e) Notwithstanding any other provision of this Plan to the contrary, the Benefits Committee shall take steps to ensure that this section is interpreted and administered so as to comply with applicable legal requirements for the determination of what amounts constitute excess contribution amounts under Code section 401(m) and for the return of such excess amounts and any income and investment gain or loss attributable thereto. All determinations under this section shall comply with Code section 401(m) and the regulations thereunder. The Benefits Committee shall keep adequate records to show compliance with these requirements. In the event of any conflict, the rules of the Code and regulations shall control.

5.6 ROLLOVERS

Amounts which an Eligible Employee has received from any other qualified employee benefit plan may, subject to the Benefits Committee's approval and in accordance with uniform, nondiscriminatory procedures designed to protect the qualification and the integrity of the Plan, be transferred by the Eligible Employee to this Plan in cash provided the following conditions are satisfied:

(a) The amounts distributed to or on behalf of the Eligible Employee from another qualified plan and rolled over to this Plan shall not be subject to the distribution rules of the plan from which they came after being transferred to this Plan. Upon receipt by this Plan, such amounts shall be fully vested and shall be credited to the Eligible Employee's Rollover Account.

(b) In case of a rollover of a distribution made from a qualified plan before January 1, 1993, the amount to be rolled over to this Plan must be solely attributable to a Code section 402(a)(5) qualified total distribution, and must be transferred to this Plan in a timely manner following a distribution from--

         (1)      a plan qualified under Code section 401(a); or

         (2) a rollover or conduit individual retirement account or annuity which has received only rollover contributions described in Code section 408(d)(3) (determined without regard to subparagraphs (A)(iii) and (D) thereof).

(c) In case of a rollover of a distribution made from a qualified plan on or after January 1, 1993, the amount to be rolled over to this Plan must be solely attributable to a Code section 402(c)(4) eligible rollover distribution, and must be transferred in a timely manner to this Plan following a distribution from--

         (1)      a plan qualified under Code section 401(a); or

         (2) a rollover or conduit individual retirement account or annuity which has received a rollover contribution described in Code section 408(d)(3) (determined without regard to subparagraphs
                  (A)(iii) and (D) thereof) and to which no other contributions have been made.

(d) The amounts tendered must not include nondeductible employee contributions to a qualified plan by an Eligible Employee or amounts attributable to--

         (1) contributions to an individual retirement account or annuity that are deductible under Code section 219;

         (2) accumulated deductible employee contributions described in Code section 72(o)(5)(B);

         (3)      contributions or deferrals to an annuity described in Code section 403(b); or

         (4) in the case of a distribution that occurred before January 1, 1993, a partial distribution described in Code section 402(a)(5)(D).

(e) The transfer to this Plan of amounts described in paragraph (b) shall only be accepted if the Eligible Employee presents to the Benefits Committee the IRS Form 1099 or equivalent, the original distribution check or a copy thereof, or such other evidence as the Benefits Committee may require to verify the nature of the amount and ensure that its receipt will not adversely affect the qualified status of this Plan.

(f) Amounts must be received by this Plan not later than 60 days after a distribution was received by the Eligible Employee.

(g) The Benefits Committee may establish additional procedures, consistent with the rules of the Code, related regulatory guidance and this section, concerning the acceptance of rollovers, including sixty-day rollovers and direct rollovers of eligible rollover distributions, under this Plan.

(h) Upon approval by the Benefits Committee, rollover amounts shall be transmitted to the Trustee, to be invested in such Investment Funds as the Eligible Employee may select in accordance with such rules and procedures as the Benefits Committee may establish for this purpose.

5.7 SPECIAL PARTICIPATION AND CONTRIBUTION PROVISIONS FOR 1997

For the Plan Year ending December 31, 1997 (and thereafter if required), the term "Participant" shall be expanded to include such number of nonhighly compensated employees as are required to meet minimum coverage testing requirements of Code section 410(b) and the regulations thereunder. For this purpose, a "nonhighly compensated employee" is any Employee who is not a Highly Compensated Employee, as defined in section 2.1(o).

Such Specially Included Participant(s) (SIPS)) shall be those participant(s) with the lowest compensation included in a qualified retirement plan maintained by another member of the controlled group of corporations (as defined in Code sections 414 and 1563) of which San Miguel Valley Corporation is a part, who would otherwise be Eligible Employees as defined in section 2.1(k), and who would not be Highly Compensated Employees, if actually employed by San Miguel Valley Corporation.

If necessary to comply with Code section 410(b) and the regulations thereunder, each SIP shall receive a Qualified Nonelective Contribution allocated to the SIP's Pretax Deferral Account for the 1997 Plan Year (and thereafter, if necessary) equal to the product of his Compensation for the Plan Year and the average deferral percentage of the Plan Year for all other Participants employed by San Miguel Valley Corporation who are not Highly Compensated Employees. Further, each SIP shall also receive an additional Qualified Nonelective Contribution allocated to the SIP's Matching Account for the Plan year equal to the product of his Compensation for the Plan Year and contribution percentage for the Plan Year for all other Participants employed by San Miguel Valley Corporation who are not Highly Compensated Employees. For purposes of this
Section 5.7, the term "Qualified Nonelective Contribution" shall mean a contribution (which may be zero in amount) made by San Miguel Valley Corporation, other than Pretax Deferrals and Matching Contributions, that are nonforfeitable once they are made and subject to the restrictions on distributions described in Article 7.

ARTICLE 6. MAXIMUM CONTRIBUTIONS AND BENEFIT LIMITATIONS

6.1 LIMITATION ON ANNUAL ADDITION

Notwithstanding anything to the contrary contained in this Plan, the total Annual Additions of a Participant for any Plan Year, which shall be the limitation year for purposes of Code section 415, shall not exceed the lesser of--

(a) $35,000 or such larger amount as may be prescribed under Code section 415(d), or

(b) 25 percent of the Participant's Section 415 Compensation for the limitation year.

6.2 "ANNUAL ADDITION" DEFINED

The term "Annual Addition" means, with respect to each Participant for the Plan Year, the aggregate of:

(a) the amount of Company, Affiliate, or Associated Company contributions (including Pretax Deferrals) and forfeitures allocated to the Participant's Account under this Plan and any other defined contribution plan, as defined in Code section 414(i), maintained by the Employer for the Plan Year;

(b) the amount of a Participant's after-tax contributions for such Plan Year under this Plan and any other defined contribution plan, as defined in Code section 414(i), maintained by the Employer for the Plan Year;

(c) for purposes of section 6.1(a), the amount of contributions allocated to an individual medical account, as defined in Code section 415(l)(2), which is part of a pension or annuity plan; and

(d) for purposes of section 6.1(a), the amount of contributions attributable to post-retirement medical benefits, which are allocated to the separate account of a key employee, as defined in Code section 419A(d)(3), under a welfare benefit fund, as defined in Code section 419(e).

6.3 EXCESS ANNUAL ADDITIONS

If, as a result of the allocation of forfeitures or a reasonable error in estimating a Participant's Section 415 Compensation for the Plan Year (or any other circumstance permitted under Code section 415 and applicable Treasury regulations), the Annual Additions for a Participant is exceeded, such excess amount shall be reduced in accordance with the provisions of this section. The Participant's excess Annual Additions shall first be reduced under this Plan before reductions are made under any other qualified defined contribution plan maintained by the Company, Affiliate, or Associated Company.

The Participant's excess Annual Additions shall be reduced under this Plan as follows:

(a) Pretax Deferrals made on behalf of the Participant for the Plan Year (as well as income and investment gains and losses attributable thereto) shall be refunded to the Participant to the extent necessary to eliminate the excess Annual Additions. If further reductions are required, Matching Contributions (as well as income and investment gains and losses attributable thereto) for the Plan Year shall be reduced and held in a suspense account to the extent necessary to eliminate the excess Annual Additions.

(b) If even further reductions are required, excess Annual Additions shall be reduced under other defined contribution plans maintained by the Company or an Affiliate, in accordance with the terms of such other plans.

(c) The refund of Pretax Deferrals under subsection (a) and any reduction of Matching Contributions under subsection (b) are disregarded for purposes of the actual deferral percentage test under Plan section 4.6 and the average contribution percentage test under Plan section 5.4.

(d) Excess amounts held in the suspense account shall be used to reduce Employer contributions (including, for this purpose, Pretax Deferrals and Matching Contributions) for that Participant for the next Plan Year (and succeeding Plan Years, if necessary), provided that the Participant is covered by the Plan during the Plan Year. If the Participant is not covered by the Plan as of the end of the Plan Year in which the excess Annual Additions were made, the excess amounts shall be allocated and, if necessary, reallocated in the next Plan Year to all remaining Participants before any Employer contributions (again including, for this purpose, Pretax Deferrals and Matching Contributions) for all remaining Participants can be made to the Plan for that Plan Year.

6.4 DEFINED BENEFIT PLANS

If a Participant in this Plan is or was also a participant in a qualified defined benefit plan, as defined in Code section 414(j), maintained or previously maintained by the Company, Affiliate, or Associated Company, and the sum of the Participant's defined contribution plan fraction and defined benefit plan fraction (as these terms are defined in Code section 415(e)) exceeds 1.0 for the Plan Year, then in addition to the limitations contained in section 6.1, the Annual Additions of the Participant shall be limited first under any other qualified defined contribution plans of the Company, Affiliate, or Associated Company and then under this Plan to the extent necessary to comply with the limitations set forth in Code section 415(e). Notwithstanding the foregoing, the limitations described in this section shall not apply to Plan Years beginning on or after January 1, 2000.

6.5 DEDUCTIBILITY LIMITATIONS

The aggregate dollar amount of Pretax Deferrals and Matching Contributions for any Plan Year shall be limited to the amount deductible by the Employer under section 404 of the Code for the taxable year.

ARTICLE 7. VESTING AND BENEFITS

7.1 VESTING

Each Participant's interest in his or her Pretax Deferral Account, Rollover Account, and Matching Account shall be fully vested at all times, including the time at which the Participant attains Normal Retirement Age.

7.2 BENEFIT FORMS, REQUIRED CONSENT, AND PAYMENTS AFTER SEPARATION FROM SERVICE

Every Participant who incurs a Separation from Service shall receive a distribution of the value of his or her vested Account in a permissible form that, as determined below, is either paid automatically or elected by the Participant.

(a) If the vested Account balance of a Participant who is entitled to a distribution under this section has not ever exceeded $3,500 ($5,000 effective January 1, 1998) at a time when the Participant was entitled to a distribution, such balance shall automatically be distributed to the Participant as an immediate lump sum, determined as of the Valuation Date on which the distribution is made.

(b) Except as provided in section 7.2(a) above, the Plan shall not make a distribution to any Participant, whether before or after Separation from Service, if the distribution would occur prior to the Participant's attainment of Normal Retirement Age and does not have the Participant's written consent. After a Participant's attainment of Normal Retirement Age, the Participant's written consent to an immediate distribution is not required, and, subject to sections 7.3 and 7.4, the Plan shall make or commence distribution of the Participant's vested Account balance as soon as is practicable after the later of the Participant's Separation from Service or attainment of Normal Retirement Age.

(c)      If a Participant has had a Separation from Service, is not subject to section 7.2(a), and has not elected a life annuity form of payment, the Participant's normal form of distribution is an immediate lump sum, payable as soon as practicable on or after all events requiring the distribution have occurred, including the Participant's Separation from Service and either the Participant's written consent to the distribution or the Participant's attainment of Normal Retirement Age. The normal form for required minimum distributions under section 7.4 to a Participant who has not had a Separation from Service and has not elected a life annuity form of payment is a payment over the life expectancy of the Participant that satisfies the minimum distribution requirements of Code section 401(a)(9) and related regulations. The normal form of distribution for a Participant who elects a life annuity form of payment is, if the Participant is not married, an annuity for the life of the Participant, and is, if the Participant is married, a Qualified Joint and Survivor Annuity described in section 7.2(h).

(d) In lieu of the normal form, a Participant who has had a Separation from Service or who has not had a Separation of Service but is required to commence benefits under section 7.4, and who is not subject to section 7.2(a), may elect an optional form of distribution. Optional forms include--

         (1) substantially equal installments payable no less frequently than annually over a period not extending beyond the Participant's life expectancy;

         (2)      a combination of a lump sum and such installments;

         (3)      an annuity for the life of the Participant; and

         (4)      a joint and 50 percent survivor annuity.

(e) On and after January 1, 1993, as elected by the Participant in accordance with Code sections 401(a)(31) and 402(c) and section 7.6 of this Plan with respect to an optional form that constitutes an eligible rollover distribution, the Plan shall arrange for a direct transfer of a Participant's distribution amount to an eligible retirement plan instead of distributing such amount to the Participant. The Plan shall also provide for the required notice to the Participant and tax withholding concerning any eligible rollover distribution.

(f) If the Participant's consent to a distribution is required under this section, the Participant must give the consent in writing by filing a completed election form in the manner prescribed by the Benefits Committee. The Participant's Account balance shall be the amount determined on the Valuation Date on which the distribution is made.

(g)      Except as otherwise required for required minimum distributions under section 7.4 due to "look-back" rules of Code section 401(a)(9) and related regulations that focus on an earlier Valuation Date, the amount of any payment that is due shall be determined based on the Participant's vested Account balance as of the Valuation Date which is the date of payment.

(h) If a Participant elects a life annuity form of benefit under section 7.2(d)(3) or (4) and is married on the annuity starting date for paying such benefits, such Participant shall be deemed to have automatically elected a Qualified Joint and Survivor Annuity unless such form is waived as follows. For this purpose, a "Qualified Joint and Survivor Annuity" means an annuity described in Code section 417(b) that can be purchased from an insurance company with the Participant's vested Account balance and provides payments for the Participant's life with a survivor annuity to the spouse to whom the Participant was married on the annuity starting date in an amount equal to 50 percent of the annuity payable during the Participant's lifetime. To receive an annuity other than a Qualified Joint and Survivor Annuity, the Participant must make an election to which the Participant's spouse consents in a writing that is notarized and acknowledges the effect of the spouse's consent and recognizes and accepts the specific nonspouse Beneficiary, if any, who may receive benefits in the event of the Participant's death. Spousal consent to the Participant's waiver of a Qualified Joint and Survivor Annuity shall be effective only with respect to the spouse signing the consent. Such consent shall not be required if the Participant establishes to the satisfaction of the Benefits Committee that the consent cannot be obtained for valid reasons described in the Code or regulations thereunder.

(i) To satisfy the notice requirements of the Code, a Participant who elects a life annuity as an optional benefit form under section 7.2(d)(3) or (4) shall receive (by mail or personal delivery), no less than 30 days nor more than 90 days before the annuity starting date, a written explanation of--

         (1) the terms and conditions of the automatic election of a Qualified Joint and Survivor Annuity in the previous paragraph;

         (2) the Participant's right to make (and the effect of) an election to waive such benefit;

         (3) the right of the Participant's spouse to consent in writing to such waiver;

         (4) the fact that the waiver and consent are irrevocable or, if applicable, the right to make (and the effect of) a revocation of such waiver during the 90-day election period that precedes the annuity starting date; and

         (5) the eligibility conditions and other material features and relative values of optional forms of benefits.

(j) Notwithstanding the preceding subsection, effective as of September 22, 1995, the Participant's annuity starting date may occur as soon as eight days subsequent to the delivery of notice to the Participant (or any earlier date permitted under IRS regulations), provided that the Participant is afforded the opportunity to consider whether to take an election for at least 30 days, but affirmatively elects (subject to spousal consent, if applicable) to have his retirement benefit commence prior to the expiration of the 30-day period. Any such election shall be revocable by the Participant until the later of--

         (1) the expiration of the seven-day period following the delivery of notice; or

         (2) the Participant's annuity starting date (which may precede the date of the Participant's election).

         Although the procedures described in the preceding two paragraphs shall normally apply, it shall be permissible for the Benefits Committee to provide the written explanation described above after the Participant's annuity starting date, so as to permit retroactive payment of benefits. Under these circumstances, the 30-day and eight-day timing requirements described above shall continue to apply.

7.3 DEATH BENEFITS

Upon the death of a Participant who has elected a life annuity form of benefit, the death benefits, if any, shall be determined under the elected form, provided, however, that if the Participant dies before the annuity starting date and leaves a surviving spouse, the death benefit shall be paid as a Qualified Preretirement Survivor Annuity, subject to the following. For this purpose, a "Qualified Preretirement Survivor Annuity" means an annuity described in Code section 417(c) that can be purchased with the Participant's vested Account balance and provides payments for the spouse's life in the amount which can be purchased from an insurance company with such balance. Notwithstanding the foregoing, the surviving spouse may elect an immediate lump sum distribution of the Participant's vested Account balance in lieu of the Qualified Preretirement Survivor Annuity.

Upon the death of a Participant who has not elected an annuity form of benefit and has not received a complete distribution of his or her vested Account, the Plan shall pay the Participant's entire Account balance to the Beneficiary in a single sum payment. The Account balance shall be the amount determined as of the Valuation Date on which the payment is made to the Beneficiary. The payment to the Beneficiary shall be made as soon as practicable; provided, however, that if the Beneficiary is the Participant's spouse and the vested Account balance, prior to any distributions, exceeds $3,500 ($5,000 effective January 1, 1998), then payment shall not be made without the spouse's written consent prior to the date that the Participant would have attained Normal Retirement Age. If the spouse defers receipt of the death benefit described in this section, the Account balance to be distributed shall be determined under the procedures in section 7.2 for distributions requiring the Participant's consent, except that the spouse's consent shall be substituted for the Participant's consent.

The Benefits Committee may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the Participant's vested Account as the Benefits Committee may deem desirable. The Benefits Committee's determination of death and of the right of any person to receive payment shall be conclusive.

7.4 MINIMUM DISTRIBUTION REQUIREMENTS

This section provides for the latest time that the Participant's vested Account may be distributed; it takes precedence over any inconsistent Plan provision. All distributions required under this section shall be determined and made in accordance with Code sections 401(a)(9) and 401(a)(14) as well as regulations thereunder, including the minimum distribution incidental benefit requirements, which are incorporated herein by this reference.

Payment of benefits to a Participant shall be made or commence not later than the sixtieth day after the close of the Plan Year in which occurs the later of the Participant's Separation from Service or the Participant's attainment of Normal Retirement Age. If for any reason the amount which is required to be paid cannot be ascertained on the date payment would be due hereunder, payment shall be made not later than 90 days after the earliest date on which the amount of such payment can be ascertained.

Moreover, distribution of the Participant's vested Account must begin not later than the April 1 following the calendar year in which the Participant attains age 70 1/2 even if the Participant has not incurred a Separation from Service by such date.

If distribution of the Participant's benefit has commenced before the Participant dies, the remaining benefit, if any, shall be distributed at least as rapidly as the method in effect at the Participant's death. If distribution of the Participant's benefit has not commenced before the Participant dies, then any death benefit payable to a nonspouse Beneficiary under the terms of the Plan shall be paid within one year of the Participant's death. If the distribution has not commenced when the Participant dies and the death benefit is to be paid to the Participant's surviving spouse, the payment of such death benefit must commence no later than the end of the Plan Year following the calendar year in which the Participant would have attained age 70 1/2.

7.5 HARDSHIP WITHDRAWALS

(a) On or after January 1, 1994, upon application and demonstration to the satisfaction of the Benefits Committee that the Participant is confronted with a financial hardship, a Participant shall be permitted to make a cash withdrawal of up to the amount which is the sum of following, determined as of the Valuation Date immediately preceding the Benefits Committee's receipt of the application for a hardship withdrawal:

         (1)      the Participant's Rollover Account balance (if any);

         (2) the Participant's Pretax Deferral Account balance exclusive of post-1988 earnings on Pretax Deferrals; and

         (3) the vested portion of the Participant's Matching Account balances exclusive of post-1988 earnings on Matching Contributions.

(b) In compliance with applicable regulations under Code section 401(k), the Benefits Committee may establish a hierarchy among the Accounts to determine the amount available for a hardship withdrawal under subsection (a) and use it to determine the order in which funds are considered withdrawn from Investment Funds when a less than total withdrawal occurs. Amounts may not be withdrawn from the Participant's Pretax Deferral Account until all other amounts available for withdrawal have been withdrawn.

(c) Application for withdrawals shall be made on such forms as the Benefits Committee prescribes and may be made at any time effective following satisfaction of the requirements in this section. Distribution of withdrawals shall be made in a single sum in cash as soon as is administratively possible following such date.

(d) For purposes of this section, a distribution is on account of "financial hardship" only if the Benefits Committee determines that the distribution is both on account of an immediate and heavy financial need of a Participant and necessary to satisfy such a need.

         (1) The determination that the distribution is on account of an immediate and heavy financial need of a Participant shall be made in accordance with uniform principles consistently applied and with pertinent Code sections and corresponding regulations, provided that distributions for the following reasons shall be deemed to be made on account of immediate and heavy financial need:

                  (A) medical expenses incurred by the Participant, his spouse, any of his dependents;

                  (B) the purchase (excluding mortgage payments) of the Participant's primary residence;

                  (C) tuition and related educational fees for the next 12 months of college or other post-secondary education of the Participant or the Participant's spouse, children, or other dependents;

                  (D) the need to prevent the Participant's eviction from his principal residence or foreclosure on the mortgage of his principal residence; or

                  (E) another need not mentioned above that has been recognized by the Commissioner of Internal Revenue pursuant to regulations as constituting a deemed immediate and heavy financial need.

         (2) The amount of any distribution under this section shall be limited to the amount which is necessary to satisfy the hardship expense and which is not available from other reasonably liquid assets from other sources outside or within the Plan.

                  For this purpose and effective April 1, 1989, a distribution shall be considered necessary to satisfy an immediate and heavy financial need of a Participant if all of the following requirements are satisfied:

                  (A) the distribution is not in excess of the amount of the immediate and heavy financial need of the Participant;

                  (B) the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Company and Affiliates;

                  (C) the Participant's Pretax Deferrals, and similar contributions and after-tax contributions elected by the Participant under all other qualified plans maintained by the Company or an Affiliate, shall be suspended for at least twelve months after receipt of the hardship distribution; and

                  (D) the Participant's Pretax Deferrals for the calendar year immediately following the year of the hardship withdrawal shall not exceed $7,000 (or such other amount as may be prescribed under Code section 402(g)(5) for Plan Years beginning after 1989) less the amount of the Participant's Pretax Deferrals for the year of the hardship withdrawal.

         The Benefits Committee may, without further investigation, accept the written statement of the Participant as to the amount necessary to meet the immediate and heavy financial need of the Participant and as to the lack of other funds available to meet this need unless it has reason to believe that the statement is in error.

(e) Amounts that are withdrawn pursuant to this section may not be subsequently repaid to the Plan.

7.6 LUMP SUMS AND OTHER ELIGIBLE ROLLOVER DISTRIBUTIONS

Lump sums and other eligible rollover distributions under the Plan shall comply with the requirements of Code section 401(a)(31) as follows. This section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this section, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For purposes of this section, the following definitions shall apply.

An "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the distributee, except that an "eligible rollover distribution" does not include: any distribution that is one of a series of substantially equal period payments (not less frequently than annually) made for the life (or life expectancy) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; any hardship distribution made from a 401(k) or 403(b) plan after 1998; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and provided further that the determination of what constitutes an "eligible rollover distribution" shall at all times be made in accordance with the current rules of Code section 402(c), which shall be controlling for this purpose.

An "eligible retirement plan" is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an "eligible retirement plan" is an individual retirement account or individual retirement annuity.

A "distributee" includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

A "direct rollover" is a payment by the Plan to the eligible retirement Plan specified by the distributee.

In prescribing the manner of making elections with respect to eligible rollover distributions, as described above, the Committee may provide for the uniform, nondiscriminatory application of any restrictions permitted under applicable sections of the Code and related rules and regulations, including a requirement that a distributee may not elect a partial direct rollover in an amount less than $500 and a requirement that a distributee may not elect to make a direct rollover from a single eligible rollover distribution to more than one eligible retirement plan. Moreover, if a distribution is one to which sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that--

(1) the Plan administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and

(2) the Participant, after receiving the notice, affirmatively elects a distribution.

7.7 LOANS TO PARTICIPANTS

The Benefits Committee, upon application by an eligible Participant, shall permit the Plan to make a loan to such Participant, provided that all loans shall comply with such rules and regulations as the Benefits Committee may establish for making Plan loans consistent with the following terms and conditions:

(a) Loans shall be made available to all Participants, subject to the following conditions, provided that loans granted on or after July 1, 1994, shall be available only to Participants who are "parties in interest" for purposes of section 3(14) of ERISA. These loans shall at all times be available on a nondiscriminatory and reasonably equivalent basis under uniform rules prescribed by the Benefits Committee in accordance with the requirements of the Code and ERISA and this section 7.7. A Participant who is also requesting a hardship withdrawal under section 7.5 must first take a loan in the maximum amount available under this section 7.7 before he can then take a hardship withdrawal under section 7.5 to the extent he is still eligible for such a withdrawal.

(b) Loans may be processed as of any Valuation Date following such reasonable notice as the Benefits Committee may require. To receive a loan from the Plan, a Participant and his or her spouse, if any, must execute a promissory note and have their signatures witnessed by a notary public on a form prescribed by the Benefits Committee that shows loan amount and authorize payroll deductions for payment of interest and principal in accordance with procedures adopted by the Benefits Committee. To secure repayment of the loan, the Participant (and the Participant's spouse, if any) shall, within the 90 day period before the loan is made, consent to any distribution resulting from a setoff of the loan against the Participant's Account under subsection (h). Any consent by a Participant's spouse must comply with the Plan's requirements for waiving a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity. Therefore, the consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a notary public.

(c) The amount of the loan shall not be less than $1,000 nor more than 50 percent of the first $100,000 of the vested balance in the Participant's Account. The 50 percent limitation shall be reduced by the highest outstanding balance of loans to the Participant from the Plan during the 1-year period ending on the day before the date on which the loan is made. If such Participant is also covered under another qualified plan maintained by the Company, Affiliate, or Associated Company, the above limitations shall be applied as though all such qualified plans are one plan. In no event may a Participant have more than one outstanding loan from this Plan at any time.

(d) The loan repayment period shall not exceed 60 months. However, loans which are used to acquire the Participant's principal residence may be repaid over a reasonable period not exceeding 180 months. Moreover, in no event shall the loan repayment period for a loan granted on or after July 1, 1994 end later than the end of the second month following the month in which the Participant ceases to be a party in interest for purposes of section 3(14) of ERISA.

(e) The Benefits Committee shall determine the interest rate for Plan loans or the method for determining such rate and communicate it to Participants in advance. For this purpose, the following rules shall apply. Each loan shall bear an interest rate equal to the prime rate of a bank selected by the Benefits Committee or equal to the prime rate as reported in the WALL STREET JOURNAL or other Benefits Committee-selected publication of general circulation. The interest rate so determined shall be the one in effect at the time the loan is granted and shall remain fixed for the term of the loan. Notwithstanding the foregoing, the Benefits Committee may select and publish another method for determining the interest rate that complies with applicable law if it determines that the use of a method like the foregoing is not permitted under ERISA or other applicable law.

(f) The Benefits Committee shall establish a Loan Fund representing the Participant's individual investment in the loan of amounts that were withdrawn from various Investment Funds in which the Participant's Account was invested and prior to being lent to the Participant. Unpaid loan amounts shall remain in the Loan Fund under the Participant's Account, which shall serve as security for the loan to the extent so invested. The Accounts and Investment Funds of the Participant that are used to provide the amount lent to the Participant shall be determined under uniform procedures established by the Benefits Committee after consulting with the Trustee and recordkeeper as appropriate to ensure their feasibility. Each repayment of principal on the loan received by the Trustee from the Participant shall reduce the Participant's investment in his Loan Fund and such repayment of principal together with each payment of loan interest shall increase pro rata the amount invested in each other Investment Fund in accordance with the Participant's investment elections at the time of such repayment, subject to any Investment Fund restrictions.

(g) Except as otherwise provided below, repayment in equal installments of interest and principal shall be accomplished through regular payroll deductions. The obligation to make repayments of principal and interest shall be suspended during the period not to exceed one year that the Participant is on an authorized leave of absence without pay. If the unpaid leave continues thereafter, the Participant shall be required to recommence repayments, on a monthly basis by check, until he returns to pay status and resumes regular repayments by means of payroll deductions. To satisfy legal requirements, the Benefits Committee may specify rules for redetermining the amount, timing, or manner of repayments following a period of suspension due to unpaid leave; but such redetermination shall not be made for other reasons. The obligation to make repayments shall continue during a paid leave of absence or a transfer to a paid status as an Employee who is no longer an Eligible Employee. Where it is not feasible in such a case to continue processing the loan repayments as payroll deductions under a payroll system that currently covers the Participant, the repayments shall be made by the Participant by check on a monthly basis. A Participant shall be entitled at any time to prepay, without penalty, any or all of the accrued interest and outstanding principal amount of the loan by direct payment. Notwithstanding the foregoing, loan repayments will be suspended under this Plan as permitted under section 414(u)(4) of the Code.

(h) If a Participant incurs a Separation from Service and either receives an immediate distribution of his remaining interest in the Plan or does not pay the total accrued interest and outstanding principal amount of the loan within 60 days, the Participant's note shall be canceled and the principal deemed distributed by the Trust Fund to him or, if applicable, his Beneficiary. This paragraph shall not apply, however, to any loan granted before July 1, 1994, nor shall it apply to any loan granted after such date in the case of a Participant who, notwithstanding his Separation from Service, continues to be a party in interest under section 3(14) of ERISA, who, while not in default on his regular loan repayments, is legally entitled to continue his loan. Any Participant whose loan continues following Separation from Service pursuant to this paragraph shall be allowed to make required loan repayments by monthly checks or other appropriate means approved by the Benefits Committee once he or she ceases to be covered by a payroll of the Company, Affiliate, or Associated Company.

(i) The Company and the Trustee may make suitable arrangements, consistent with the requirements of the Code and ERISA, for holding the Participant's note under an agency, subtrust or other vehicle that provides adequate safeguards while simplifying the handling of the loan and eliminating the need to transfer the note to the Trustee.

(j) The foregoing provisions of this section notwithstanding, the Benefits Committee reserves the right to stop granting loans to Participants at any time.

ARTICLE 8. INVESTMENT ELECTIONS

8.1 INVESTMENT OF NEW CONTRIBUTIONS

All contributions made by and on behalf of a Participant each Plan Year shall be invested as the Participant shall designate in the Investment Funds then available in increments of 1 percent of the aggregate amount of such contributions. If the Participant fails to make a valid election, contributions made by and on behalf of the Participant shall be invested in the Schwab money market fund.

Notwithstanding the preceding paragraph, the Benefits Committee, in its sole discretion, may permit Participants to exercise full investment discretion over their Accounts by instructing the Broker as to the investment of the assets held by the Trustee in the Participant's Account in the available Investment Funds as described in section 2.1(q)(2) in increments of 1 percent. The Benefits Committee reserves the authority to restrict a Participant's investment in certain of the investment vehicles which constitute Investment Funds. A separate account at the Broker shall be established for each Participant who exercises full investment discretion over his Account. For purposes of this paragraph, the term "Broker" means Charles Schwab & Co., Inc. of its successor or assign serving from time to time, which shall be a broker-dealer registered under the Securities Exchange Act of 1934, as amended.

8.2 INVESTMENT TRANSFERS

Subject to any investment instructions and procedures that may apply from time to time, each Participant, including inactive and former Participants, may elect to transfer any amounts invested in an Investment Fund to one or more other Investment Funds as any time. Each Participant, including inactive and former Participants, who is instructing the Broker as to the investment of the assets in his Account may direct the Broker to reinvest such assets at any time and from time to time, subject to the internal rules and policies of the Broker. Further, each Participant, including inactive and former Participants, may elect to transfer all amounts invested in Investment Funds to a separate account with the Broker for the purpose of exercising full investment discretion over his Account. Alternatively, each Participant including inactive and former Participants, may elect to transfer all amounts which are held in an account with the Broker to one or more of the Investment Funds. Any investment transfer shall become effective as soon as administratively possible, according to the rules and procedures established by the Benefits Committee, recordkeeper, Trustee and/or Broker, as applicable.

8.3 INVESTMENT ELECTIONS

Each Participant may make the election described in section 8.1 by filing an election form with the Benefits Committee upon becoming a Participant. The elections described in sections 8.1 and 8.2 may be changed together or separately by making an election in the manner acceptable to the Benefits Committee.

Subject to such rules as the Benefits Committee may prescribe, Beneficiaries and alternate payees shall have the same investment election rights as Participants under this Plan.

8.4 TRANSFER OF ASSETS

The Benefits Committee shall establish procedures to transmit investment directions of the Participants to the recordkeeper. The recordkeeper shall instruct the Trustee to invest and reinvest assets held in the Participants' Accounts based on such directions.

8.5 PARTICIPANT-DIRECTED INVESTMENTS

(a) INTENT TO MEET ERISA SECTION 404(c). The Plan provisions pertaining to Participant-directed investments are intended to permit the Plan and Participant-directed transactions under it to comply with requirements in ERISA section 404(c) and related regulations so that a Participant will not be deemed to be a fiduciary by reason of exercising control over assets in his or her Account, and no person who is otherwise a fiduciary shall be liable, either for any loss or by reason of any breach, which results from the exercise of such control. For purposes of carrying out this intent, any Plan reference to a Participant who exercises control over Account assets shall be deemed to include a Beneficiary or an alternate payee who exercises such control, and any reference to a specific Department of Labor regulation shall be deemed to include a reference to any other currently applicable rule or regulation pertaining to the same subject.

(b)      FIDUCIARY FOR DISCLOSURES AND INSTRUCTIONS. To comply with ERISA section 404(c) and Department of Labor regulation 2550.404(c)-1 thereunder, the Benefits Committee is designated as the Plan fiduciary responsible for giving Participants, Beneficiaries and alternate payees (together referred to as "eligible investors") all required information, receiving and carrying out investment directions from eligible investors and giving eligible investors written confirmation of instructions received from them. Accordingly, the Benefits Committee (or a person or persons designated by the Benefits Committee to act on its behalf) shall provide information to eligible investors in accordance with section 1((b)(2)(B) of the above Department of Labor regulation, shall receive investment instructions provided by such eligible investors in accordance with this article of the Plan, and shall provide eligible investors with written confirmation of such instructions. The Benefits Committee and any person or persons it has designated to act on its behalf shall comply with all such investment instructions from eligible investors except in cases where the Benefit Committee declines to implement such instructions in accordance with sections 1(b)(2)(ii)(B) and 1(d)(2)(ii) of the above Department of Labor regulation.

ARTICLE 9. PARTICIPANT ACCOUNTS AND RECORDS

9.1 ACCOUNTS AND RECORDS

The accounts and records of the Plan shall be maintained at the direction of the Benefits Committee and shall accurately disclose the value of the Account of each Participant or Beneficiary in the Plan. Such accounts and records may be kept in dollars or in units or both, as determined in accordance with generally accepted principles of trust accounting approved by the Benefits Committee.

Each subaccount of a Participant's Account shall be assigned a share of each Investment Fund in which the Participant's Account is invested in the proportion which the balance of such subaccount bears to the total Participant's Account. The Benefits Committee shall cause records to be maintained relative to a Participant's Account so that there may be determined as of any Valuation Date the current value of the Participant's Account in the Trust Fund and the adjustments from the previous Valuation Date that have produced such current value. If the Participant is exercising full investment discretion over his Account, such Participant's Account shall be credited with the earnings, gains, and losses attributable to the assets in the Participant's Account.

9.2 VALUATION ADJUSTMENTS

As of each Valuation Date, the Recordkeeper shall credit the Accounts of Participants and Beneficiaries with contributions made during the day and debit such Accounts with withdrawals and distributions during such day. The net worth of an Investment Fund shall be determined by the trustee in accordance with generally accepted principles of trust accounting and shall be conclusive and binding upon all persons having an interest under the Plan.

ARTICLE 10. FINANCING

10.1 FUNDING OF THE PLAN

The Company shall maintain a Trust Fund to finance the benefits under the Plan, by entering into one or more Trust Agreements or insurance and bank investment contracts approved by the Company, or by causing insurance and bank investment contracts to be held under a Trust Agreement. Any Trust Agreement is designated as and shall constitute a part of this Plan. All rights which may accrue to any person under this Plan shall be subject to all the terms and provisions of such Trust Agreement. A Trustee shall be appointed by the Company and shall have such powers as provided in the Trust Agreement. The Company may modify any Trust Agreement or insurance and bank investment contract from time to time to accomplish the purpose of the Plan and may replace any insurance company or bank or appoint a successor Trustee or Trustees. By entering into such Trust Agreements or insurance or bank investment contracts, the Company shall vest in the Trustee, or in one or more investment managers appointed under the terms of the Trust Agreement from time to time by action of the Benefits Committee, responsibility for the management and control of the Trust Fund. In the event the Benefits Committee appoints any such investment manager, the Trustee shall not be liable for the acts or omissions of the investment manager or have any responsibility to invest or otherwise manage any portion of the Trust Fund subject to the management and control of the investment manager. The Company from time to time shall establish a funding policy which is consistent with the objectives of the Plan and shall communicate it to the Trustee and each investment manager so that they may coordinate investment policies with such funding policy. Nothing in this section shall eliminate the responsibility of Participants for the results of investment elections that are within their control, as provided in Article 8.

10.2 EMPLOYER CONTRIBUTIONS

Each Employer shall make the contributions to the Trust Fund that are required of it under the terms of this Plan, subject to the right of the Company to discontinue the Plan.

10.3 NONREVERSION

Anything in this Plan to the contrary notwithstanding, it shall be impossible at any time for the contributions of the Company (or any Employer) or any part of the Trust Fund to revert to the Company, Affiliate, or Associated Company or to be used for or diverted to any purpose other than the exclusive benefit of Participants or their Beneficiaries, except that--

(a) if all or a portion of any contribution is made by an Employer by a mistake of fact, upon written request to the Trustee, such contribution or such portion (less any investment losses attributable thereto) and any increment thereon shall be returned to the Employer within one year after the date of payment; and

(b) in the event that a deduction for any contributions made by the Employer is disallowed by the Internal Revenue Service in any Plan Year, then that portion of the

         Employer contribution (less any investment losses attributable thereto) that is not deductible shall be returned to the Employer within one year from the date of receipt of notice by the Internal Revenue Service of the disallowance of the deduction.

ARTICLE 11. ADMINISTRATION

11.1 THE BENEFITS COMMITTEE

The Plan shall be administered by a Benefits Committee appointed by the Board of Directors. The Benefits Committee shall be composed of as many members as the Board may appoint from time to time, but not fewer than three members, and shall hold office at the pleasure of the Board. Such members may, but need not, be Employees of the Company.

Any member of the Benefits Committee may resign by delivering a written resignation to the Board and to the Benefits Committee Secretary with 30 days' advance notice. Such resignation shall be effective no earlier than the date of the written notice.

Vacancies in the Benefits Committee arising by resignation, death, removal or otherwise, shall be filled by the Board.

11.2 COMPENSATION AND EXPENSES

The members of the Benefits Committee shall serve without compensation for services as a member of the Benefits Committee. Any member of the Benefits Committee may receive reimbursement by the Company of expenses properly and actually incurred in the performance of duties as a Benefits Committee member.

All administrative expenses of the Plan shall be paid out of Plan assets if not paid directly by the Company. Such expenses shall include any expenses incident to the functioning of the Benefits Committee and the Trustee, including, but not limited to, fees of the Plan's accountants, outside counsel and other specialists, Trustee's fees, asset management fees, and other costs of administering the Plan.

11.3 MANNER OF ACTION

A majority of the members of the Benefits Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions adopted, and other actions taken by the Benefits Committee at any meeting shall be by the vote of a majority of those present at any such meeting. Upon the unanimous written consent of the members at the time in office, action of the Benefits Committee may be taken otherwise than at a meeting.

11.4 CHAIRMAN, SECRETARY, AND EMPLOYMENT OF SPECIALISTS

The members of the Benefits Committee shall elect one of their number as Chairman and shall elect a Secretary who may, but need not, be a member of the Benefits Committee. They may authorize one or more of their number or any agent to execute or deliver any instrument or instruments on their behalf, and may employ such counsel, auditors, and other specialists and such clerical, actuarial and other services as they may require in carrying out the provisions of the Plan.

11.5 SUBCOMMITTEES

The Benefits Committee may appoint one or more subcommittees and delegate such of its power and duties as it deems desirable to any such subcommittee, in which case every reference herein made to the Benefits Committee shall be deemed to mean or include the subcommittees as to matters within their jurisdiction. The members of any such subcommittee shall consist of such officers or other Employees of the Company and such other persons as the Benefits Committee may appoint.

11.6 OTHER AGENTS

The Benefits Committee may also appoint one or more persons or agents to aid it in carrying out its duties as Plan administrator. The Benefits Committee may delegate such of its powers and duties as it deems desirable to such persons or agents.

11.7 RECORDS

All resolutions, proceedings, acts and determinations of the Benefits Committee shall be recorded under the Secretary's supervision. All such records, together with such documents and instruments as may be necessary for the administration of the Plan, shall be preserved in the custody of the Secretary.

11.8 RULES

Subject to the limitations contained in the Plan, the Benefits Committee shall be empowered from time to time in its discretion to adopt by-laws and establish rules for the conduct of its affairs and the exercise of the duties imposed upon it under the Plan.

11.9 BENEFITS COMMITTEE'S POWERS AND DUTIES

The Benefits Committee shall have responsibility for the general administration of the Plan and for carrying out its provisions. The Benefits Committee shall have such powers and duties as may be necessary to discharge its functions including, but not limited to, the following:

(a) to construe and interpret the Plan, to decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;

(b) to make a determination as to the right of any person to an allocation, and the amount thereof;

(c) to obtain from the Employees and Employers such information as shall be necessary for the proper administration of the Plan and, when appropriate, to furnish such information promptly to the Trustees or other persons entitled thereto;

(d) to prepare and distribute, in such manner as the Company determines to be appropriate, information explaining the Plan;

(e) to establish and maintain such accounts in the name of each Participant as are necessary;

(f) to instruct the Trustee with respect to the payment of benefits hereunder;

(g) to provide for any required bonding of fiduciaries and other persons who may from time to time handle Plan assets;

(h)      to prepare and file any reports required by ERISA;

(i) to engage an independent public accountant to conduct such examinations and to render such opinions as may be required by ERISA;

(j) to allocate contributions and Trust Fund gains or losses to the Accounts of Participants; and

(k) to correct any mistakes and cure any defects in the administration of the Plan.

11.10 INVESTMENT RESPONSIBILITIES

The Benefits Committee shall have the authority and responsibility to direct the Trustee with respect to the investment and management of the Trust Fund. Except as otherwise provided in ERISA, the Benefits Committee may delegate such authority and responsibility to direct the Trustee to any person who acknowledges in writing that it is a fiduciary with respect to the Plan and who provides the Benefits Committee with a written affirmation that it is qualified to act as an investment manager within the meaning of ERISA. If the Benefits Committee delegates to an investment manager the authority and responsibility to so direct the Trustee, such investment manager, and not the Benefits Committee or the Trustee, shall have sole responsibility for the investment and management of so much of the Trust Fund as has been entrusted to his or her management and control, and, except to the extent otherwise required by ERISA, such delegation shall relieve the Benefits Committee and the members thereof of all duties and responsibilities with respect to the authority and responsibility so delegated.

The Benefits Committee may relinquish to the Trustee the Benefits Committee's power to direct the Trustee with respect to the investment and management of the Trust Fund. In the event the Benefits Committee so relinquishes said power to the Trustee and the Trustee accepts such responsibility in writing, the Trustee shall have sole and exclusive power and responsibility with respect to the investment and management of the Trust Fund. The Benefits Committee may regain the power so relinquished by appropriate Benefits Committee action and notice to the Trustee.

Nothing in this section shall eliminate the responsibility of Participants for the results of investment elections that are within their control, as provided in Article 8.

11.11 BENEFITS COMMITTEE'S DECISIONS CONCLUSIVE

Benefits under this Plan shall be paid only if the Benefits Committee decides in its discretion that the applicant is entitled to them. The Benefits Committee shall have the exclusive right and discretionary authority to interpret the terms and provisions of the Plan and to resolve all questions arising thereunder, including, without limitation, the right to resolve and remedy ambiguities, inconsistencies, or omissions in the Plan; provided, however, that the construction necessary for the Plan to conform to the Code shall in all cases control. The Benefits Committee shall endeavor to act in such a way as not to discriminate in favor of any class of Employees, Participants, or other persons. Any and all disputes with respect to the Plan that may arise involving Participants, Beneficiaries, or alternate payees shall be referred to the Benefits Committee, and its decisions shall be final, conclusive, and binding. All findings of fact, interpretations, determinations, and decisions of the Benefits Committee in respect of any matter or question arising under the Plan shall be final, conclusive, and binding upon all persons, including, without limitation, Employees, Participants, Beneficiaries, alternate payees, and any and all other persons having, or claiming to have, any interest in or under the Plan and shall be given the maximum possible deference allowed by law.

11.12 INDEMNITY

The Company shall indemnify each member of the Benefits Committee (which, for purposes of this section, includes any Employee to whom the Benefits Committee has delegated fiduciary or other duties) against any and all claims, losses, damages, expenses, including counsel fees, incurred by the member and any liability, including any amounts paid in settlement with the Company's approval, arising from the member's or the Company's action or failure to act, except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of such member. The right of indemnity described in the preceding sentence shall be conditioned upon--

(a) the timely receipt of notice by the Company of any claim asserted against the member, which notice, in the event of a lawsuit shall be given within 90 days after receipt by the member of the complaint; and

(b) the receipt by the Company of an offer from the member of an opportunity to participate in the settlement or defense of such claim.

11.13 FIDUCIARIES

The fiduciaries named in this Article shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan or the Trust Agreement. The Employers shall have the sole responsibility for making the contributions under the Plan. Except as provided in section 12.1, the Company shall have the sole authority to amend or terminate, in whole or in part, this Plan or the Trust Agreement and to appoint or remove the Trustee. The Benefits Committee shall be the Named Fiduciary under the Plan and shall have the sole responsibility for the administration of this Plan. The officers and

Employees of the Company shall have the responsibility of implementing the Plan and carrying out its provisions as the Benefits Committee shall direct. Except as provided under ERISA with respect to investment and elections of Participants allowed under Article 8, the Benefits Committee, the Trustee, and any investment manager shall have the sole responsibility for the administration of the Trust Fund and the management of the assets held under the Trust Agreement. A fiduciary may rely upon any direction, information or action of another fiduciary as being proper under this Plan or the Trust Agreement, and is not required under this Plan or the Trust Agreement to inquire into the propriety of any such direction, information or action. It is intended under this Plan and the Trust Agreement that each fiduciary shall be responsible for the proper exercise of that fiduciary's own powers, duties, responsibilities and obligations under this Plan and the Trust Agreement and shall not be responsible for any act or failure to act of another fiduciary. No fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value. Any party may serve in more than one fiduciary capacity with respect to the Plan or the Trust Agreement.

11.14 NOTICE OF ADDRESS

For purposes of distributing benefits, the Benefits Committee may rely upon the address of record of the Participant, Beneficiary or other payee on file with the Benefits Committee. Each person entitled to benefits from the Plan must file with the Benefits Committee, in writing, each change of post office address. Any communication, statement or notice addressed to such a person at his or her latest reported post office address shall be binding upon that person for all purposes of the Plan, and neither the Benefits Committee nor the Company or any Trustee shall be obliged to search for or ascertain the person's whereabouts.

11.15 DATA

All persons entitled to benefits from the Plan must furnish to the Benefits Committee such documents, evidence, or information, including information concerning marital status, as the Benefits Committee considers necessary or desirable for the purpose of administering the Plan. It is an express condition of this Plan that each such person must furnish such information and sign such documents as the Benefits Committee may require before any benefits become payable from the Plan. The Benefits Committee shall be entitled to distribute benefits to a nonspouse Beneficiary in reliance upon the signed statement of the Participant that the Participant is unmarried without any further liability to a spouse if such statement is false.

11.16 NONALIENATION

(a) Plan benefits may not be assigned unless the Plan authorizes a specific exception to this general rule. Accordingly, except as permitted by the Plan in accordance with Code section 401(a)(13) and ERISA section 206(d) with respect to assignments to alternate payees under qualified domestic relations orders, no benefit payable at any time under the Plan shall be subject to the debts or liabilities of a Participant or his or her Beneficiary, and any attempt to alienate, sell, transfer, assign, pledge, or otherwise encumber any such benefit, whether presently or thereafter payable, shall be void. Effective as of August 5, 1997, the Plan may offset payments described in a judgment, order, decree, or settlement agreement relating to a breach of fiduciary duty or criminal act against the Plan, as further described in Code section 401(a)(13). Subject to the foregoing exceptions, no benefit under the Plan shall be subject in any manner to attachment, garnishment, or encumbrance of any kind.

(b) Assignments of Plan benefits may be made in accordance with the following specific exception for qualified domestic relations orders. Pursuant to procedures established by the Benefits Committee that are consistent with Code section 414(p) (including procedures requiring prompt notification of the affected Participant and each alternate payee of the Plan's receipt of a domestic relations order and its procedures for determining the qualified status of such order), judicial orders for purposes of enforcing family support obligations or pertaining to domestic relations (which orders do not alter the amount, timing or form of benefit other than to have it commence at the earliest permissible date) shall be honored by the Plan if the Benefits Committee determines that they constitute qualified domestic relations orders.

         (1) Except as may otherwise be required by Department of Labor regulations, a qualified domestic relations order may not require a retroactive transfer of all or part of a Participant's Account to or from the benefit of an alternate payee without permitting an appropriate adjustment for earnings and investment gains or losses that have occurred in the interim, nor shall such orders require the Plan to provide loans, self-directed investment elections, or other rights to alternate payees that are not available to Beneficiaries generally.

         (2) To the full extent permitted by Code section 414(p)(10) and by the terms of a qualified domestic relations order, amounts assigned to an alternate payee may be paid as soon as possible in a lump sum, notwithstanding the age, financial hardship, employment status, or other factors affecting the ability of the Participant to make a withdrawal or otherwise receive a distribution of balances to the Participant's credit under the Plan. In cases where such full and prompt payment of amounts assigned to an alternate payee will not be made, the assigned amounts shall be transferred within a reasonable time to the Investment Funds selected by the alternate payee or to the Schwab money market fund if the alternate payee does not make a valid election within a reasonable time, as determined by the Benefits Committee.

11.17 INCOMPETENCY

Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent and of age until the date on which the Benefits Committee receives a written notice, in a form and manner acceptable to the Benefits Committee, that such person is incompetent or a minor, for whom a guardian or other person legally vested with the care of the person or estate has been appointed; provided, however, that if the Benefits Committee shall find that any person to whom a benefit is payable under the Plan is unable to care for his or her affairs because of incompetency, or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid to the spouse, a child, a parent or a brother or sister, or to any person or institution deemed by the Benefits Committee to have incurred expense for such person otherwise entitled to payment. To the extent permitted by law, any such payment so made shall be a complete discharge of liability therefor under the Plan.

In the event a guardian of the estate of any person receiving or claiming benefits under the Plan shall be appointed by a court of competent jurisdiction, benefit payments may be made to such guardian, provided that proper proof of appointment and continuing qualification is furnished in a form and manner acceptable to the Benefits Committee. To the extent permitted by law, any such payment so made shall be a complete discharge of any liability therefor under the Plan.

11.18 MISSING PERSONS

If the Benefits Committee is unable, within two years after the Participant's distribution becomes due, to make payment because the identity or whereabouts of the Participant or Beneficiary cannot be ascertained, the Benefits Committee may mail a notice by registered mail to the last known address of such person stating that unless such person makes written reply to the Benefits Committee within 60 days from the mailing of such notice, the Benefits Committee shall direct that the Participant's Account shall be forfeited and all further benefits with respect to such person shall be discontinued and all liability for the payment thereof shall terminate. In the event of the subsequent reappearance of the Participant or Beneficiary prior to termination of the Plan, the benefits which were due and payable and which such person failed to receive shall be paid in a single sum, and any future benefits due such person shall be reinstated in full. The amount payable to such person shall be equal to the benefit forfeited, without interest on such amount for the period commencing on the date such benefit was forfeited and ending on the date of the claim. If the Participant's Account is reinstated under this section and available forfeitures are insufficient to cover the reinstatement, then the Company shall contribute to the Trust an amount which shall equal the reinstatement described above, without interest or earnings for the period between such reallocation and the reappearance.

11.19 APPEALS FROM DENIAL OF CLAIMS

(a) If a Participant, Beneficiary or alternate payees (each of which may be "Claimant") believes he or she is entitled to a benefit, or a benefit different from the one received, then the Claimant may file a claim for the benefit by writing a letter to the Benefits Committee or its authorized delegate. If any claim for benefits under the Plan is wholly or partially denied, the Claimant shall be given notice in writing of such denial within 90 days after receipt of the claim or within an additional 90 days if special circumstances require an extension of time, and written notice of the extension shall be furnished to the Claimant. If special circumstances justify extending the claim period up to an additional 90 days, the Claimant shall be given written notice of this extension within the original 90-day period, and such notice shall set forth the special circumstances and the date a decision is expected.

(b) A notice of the denial, written in a manner calculated to be understood by the Claimant, shall set forth the following information:

         (1)      the specific reason or reasons for the denial;

         (2) specific reference to pertinent Plan provisions on which denial is based;

         (3) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

         (4) an explanation that a full and fair review by the Benefits Committee of the decision denying the claim may be requested by the claimant or the claimant's authorized representative by filing with the Benefits Committee, within 60 days after such notice has been received, a written request for such review; and

(c) If such request is so filed, the claimant or the claimant's authorized representative may review pertinent documents and submit issues and comments in writing within the same 60-day period.

(d) The decision of the Benefits Committee upon review shall be made promptly, and not later than 60 days after the Benefits Committee's receipt of the request for review, unless special circumstances require an extension of time for processing, in which case the claimant shall be so notified and a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If the claim is denied, wholly or in part, the claimant shall be given a copy of the decision promptly. The decision shall be in writing and shall include specific reasons for the denial, specific references to the pertinent Plan provisions on which the denial is based and shall be written in a manner calculated to be understood by the claimant.

(e) All decisions made under the procedure set out in this section shall be final, and there shall be no further right of appeal. No person may initiate a lawsuit before fully pursuing the procedures set out in this section, including appeal. In addition, no legal action with respect to a claim for benefits may be initiated after the later of--

         (1) 365 days after receiving the written response of the Benefits Committee to the Claimant's request for review pursuant to subsection (d); or

         (2) two years after the Claimant's original claim for benefits pursuant to subsection (a).

ARTICLE 12. AMENDMENT AND TERMINATION

12.1 AUTHORITY TO AMEND OR TERMINATE

The Company expects the Plan to be permanent and continue indefinitely, but since future conditions affecting the Company cannot be anticipated or foreseen, the Company must necessarily and does hereby reserve the right to amend, modify or terminate the Plan at any time by action of its Board of Directors. The Benefits Committee may make any modifications or amendments to the Plan that are necessary or appropriate to meet the requirements of ERISA, the Code or any other law. The Benefits Committee may also make any technical or clerical amendments which do not significantly increase or decrease benefit levels or costs. No amendment of the Plan shall cause any part of the Trust Fund to be used for, or diverted to, purposes other than for the exclusive benefit of the Participants or their Beneficiaries covered by the Plan. Plan amendments may not decrease the Account balance of any Participant. In addition, neither the Company nor the Benefits Committee may, through the exercise of discretion or by Plan amendment, deny a Participant a benefit or right protected under Code section 411(d)(6) and the related regulations to which the Participant is otherwise entitled.

Notwithstanding the preceding paragraph of this section 12.1, Oceanic Exploration Company is hereby authorized to amend or modify the Plan solely with respect to the employees of Oceanic Exploration Company and its Affiliates and their participation under the Plan, at any time by action of the Board of Directors of Oceanic Exploration Company.

12.2 DISTRIBUTION ON TERMINATION

Upon termination of the Plan, in whole or in part, or upon complete discontinuance of contributions to the Plan by the Company, the value of the proportionate interest in the Trust Fund of each Participant affected by such termination having an interest in the Trust Fund shall be determined by the Benefits Committee as of the date of such termination or discontinuance. The Accounts of such Participants shall be fully vested and nonforfeitable. Thereafter, distribution shall be made to such Participants as directed by the Benefits Committee.

Upon the partial termination of the Plan, the Benefits Committee shall determine the timing of a distribution of the balance of the affected Participants' Accounts.

12.3 CORPORATE REORGANIZATIONS

In the event the Company is dissolved or liquidated or shall by appropriate legal proceedings be adjudged a bankrupt, or in the event judicial proceedings of any kind result in the involuntary dissolution of the Company, the Plan shall be terminated. The merger, consolidation or reorganization of the Company, or the sale of the Company or of all or substantially all of its assets or stock, shall not terminate the Plan if there is delivery to the Company, by its successor or by the purchaser of all or substantially all of its stock or assets, a written instrument requesting that it be substituted for the Company and agreeing to perform all the provisions hereof which the Company is required to perform hereunder. Upon the receipt of said instrument, with the approval of the Company, the successor or the purchaser shall be substituted for the Company herein, and the Company shall be relieved and released from all obligations of any kind, character or description herein or in any trust agreement.

12.4 PLAN MERGER OR TRANSFER

This Plan shall not merge or consolidate with, or transfer assets and liabilities to, or accept a transfer from, any other employee benefit plan unless each Participant in this Plan will (if the Plan had then terminated) receive a benefit immediately after the merger, consolidation or transfer which is not less than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation or transfer of assets (if this Plan had then terminated).

ARTICLE 13. TOP-HEAVY PROVISIONS

13.1 APPLICATION

The provisions of this Article shall be interpreted and administered in accordance with the requirements of Code section 416 and related Treasury regulations. Because the Plan is a multiple employer plan, as described in Code section 413(c), the top-heavy requirements of Code section 416 and related Treasury regulations apply to each controlled group Employer separately to the extent that benefits under the Plan are provided to Employees with respect to service for that controlled group Employer. For purposes of this Article, the term "Employer" includes an Employer under the Plan and only those Affiliates of such entity that must be aggregated and treated as a single employer for purposes of Code section 414 and related Treasury regulations.

If, as of the Determination Date in any Plan Year, the sum of the Accounts of Employees who are Key Employees of a controlled group Employer for such Plan Year exceeds 60 percent of the sum of the Accounts of all Employees of the controlled group Employer and their Beneficiaries or the Plan is part of a Top-Heavy Group, then the following provisions under this Article shall apply for such Plan Year. The foregoing notwithstanding, the provisions of this Article shall not apply to the Plan in any Plan Year during which it is part of an Aggregation Group (as defined in Plan section 13.3(a)) with respect to a controlled group Employer, whether or not it is top-heavy as a single plan, unless the Aggregation Group of which it is a part is top-heavy with respect to the controlled group Employer in such Plan Year.

The "Determination Date," which is the date for determining the applicability of this Article, is--

(a) for the first Plan Year beginning after 1983, the last day of the Plan Year; and

(b)      for any other Plan Year, the last day of the preceding Plan Year.

13.2 KEY EMPLOYEES

(a) For purposes of this Article, the term "Key Employee" means any Employee or former Employee (and the Beneficiary of such an Employee) who at any time during the Plan Year in which a determination of top-heaviness is made or any of the four preceding Plan Years is--

         (1) an officer of the controlled group Employer whose Section 415 Compensation during the relevant Plan Year exceeded 50 percent of the dollar limitation in effect under Code section 415(b)(1)(A); provided, however, that no more than the lesser of--

                  (A)      50 Employees; or

                  (B) the greater of three Employee or ten percent of all Employees shall be treated as officers;

         (2) one of the ten Employees having Section 415 Compensation for the relevant Plan Year in excess of the dollar limitation in effect under Code section 415(c)(1)(A) and owning (or considered as owning within the meaning of Code section 318, as modified by Code section 416(i)(1)(B)) the largest interests in the controlled group Employer; provided, however, that if two Employees have the same interest in the controlled group Employer, then the Employee with the greater Section 415 Compensation shall be treated as having the larger interest;

         (3)      a 5-percent owner of the controlled group Employer; or

         (4) a 1-percent owner of the controlled group Employer having annual Section 415 Compensation of more than $150,000.

(b) A 5-percent owner is any Employee who owns (or is considered as owning within the meaning of Code section 318, as modified by Code section 416(i)(1)(B)) more than five percent of the value of the outstanding stock of the of the Employer or stock possessing more than five percent of the total combined voting power of all stock of the Employer. Similarly, a 1-percent owner is any Employee who owns (or is considered as owning within the meaning of Code section 318, as modified by Code section 416(i)(1)(B)) more than one percent of the value of the outstanding stock of the of the Employer or stock possessing more than one percent of the total combined voting power of all stock of the Employer. For purposes of determining five-percent and 1-percent owners, the aggregation and other rules of subsections (b), (c) and (m) of Code section 414 do not apply.

(c) If an Employee who has not terminated employment ceases to be a Key Employee, such Employee's Account balance or accrued benefit shall be disregarded under the top-heavy plan computation for any Plan Year following the last Plan Year for which the individual was treated as a Key Employee. The Account balance or accrued benefit of any Employee or former Employee, who has not performed any services for the controlled group Employer at any time during the five-year period ending on the Determination Date, shall not be taken into account to determine whether the Plan or Aggregation Group is top-heavy.

A "non-Key Employee" means any Participant who is not a Key Employee, but who is an Employee on the last day of the Plan Year.

13.3 TOP-HEAVY GROUP

For purposes of determining whether the Plan is a part of a Top-Heavy Group, the following rules shall apply:

(a) AGGREGATION GROUP. The Aggregation Group shall include any plan maintained by the controlled group Employer which covers a Key Employee and any other plan which enables a plan covering a Key Employee to meet the requirements of Code section 401(a)(4) or 410.

(b) TOP-HEAVY GROUP. An Aggregation Group is a Top-Heavy Group if the sum of the account balances of Key Employees under all defined contribution plans included in the group and the present value of the accumulated accrued benefits for Key Employees under all defined benefit plans in the group exceeds 60 percent of a similar sum determined for all Employees and their Beneficiaries under all such plans in the group. The present value of accrued benefits under defined benefit plans and the account balances under defined contribution plans shall be determined separately as of each plan's determination date. For purposes of determining whether an Aggregation Group is a Top-Heavy Group, the present value of accrued benefits under all defined benefit plans in the Aggregation Group shall be determined using a single set of actuarial assumptions, as defined in such defined benefit plans. The determination of whether the Aggregation Group is a Top-Heavy Group shall be made using each plan's results as of that plan's determination date which falls within the calendar year. In any Plan Year, in testing for top-heaviness under this Article, the controlled group Employer may, in its discretion, take into account accumulated accrued benefits and account balances in any other plan maintained by it, so long as such expanded Aggregation Group continues to meet the requirements of Code sections 401(a)(4) and 410.

13.4 ADDITIONAL RULES

In determining the present value of the accrued benefits under a defined benefit plan and the sum of the account balances under a defined contribution plan, Employer contributions and voluntary Employee contributions shall be taken into account and any rollover contribution or similar transaction initiated by the Employee, which results in a transfer to this Plan, shall not be taken into account. The present value of the accrued benefits in a defined benefit plan and the account balance in a defined contribution plan shall include any amount distributed to an Employee or Beneficiary within the five-year period ending on that plan's determination date.

The present value of any Employee's accrued benefit under any defined benefit plan as of any determination date shall be calculated:

(a) as of the most recent Actuarial Valuation Date which is within a 12-month period ending on the Determination Date;

(b)      as if employment terminated as of such valuation date; and

(c) without regard to the automatic preretirement survivor annuity benefit or any other nonproportional subsidy.

The term "Actuarial Valuation Date" shall mean the valuation date used for computing plan costs for minimum funding.

13.5 COMBINED LIMIT FOR KEY EMPLOYEES

If the Plan is determined to be top-heavy in any Plan Year, then the combined limits of Code section 415(e) and section 6.4 of the Plan shall be applied in accordance with Code section 416(h)(1) by substituting "1.0" for "1.25" in computing the defined benefit fraction and the defined contribution fraction under paragraphs (2)(B) and (3)(B) of Code section 415(e). Notwithstanding the foregoing, the limitations described in this section shall not apply to Plan Years beginning on or after January 1, 2000.

13.6 MINIMUM CONTRIBUTION

If this Plan is determined to be top-heavy in any Plan Year, then the aggregate contributions to be made by the Employer on behalf of each non-Key Employee for the Plan Year (excluding Pretax Deferrals or other Employer contributions attributable to a salary reduction arrangement) shall not be less than three percent of the Participant's Section 415 Compensation for such year (or such lesser percentage as represents the maximum percentage of Section 415 Compensation contributed on behalf of a Key Employee for the Plan Year), as determined under Code section 416(c).

13.7 TOP-HEAVY VESTING

If this Plan is determined to be top-heavy in any Plan Year, the vesting schedule specified in section 7.1 shall continue to apply.

ARTICLE 14. MISCELLANEOUS PROVISIONS

14.1 EMPLOYMENT RIGHTS

Nothing contained in this Plan or any modification of the Plan or act done in pursuance hereof shall be construed as giving any person any legal or equitable right against the Company, Affiliate, or Associated Company, the Trustee or the Trust Fund, unless specifically provided herein, or as giving any person a right to be retained in the employ of the Company, Affiliate, or Associated Company. All Participants shall remain subject to assignment, reassignment, promotion, transfer, layoff, reduction, suspension and discharge to the same extent as if this Plan had never been established.

14.2 NO EXAMINATION OR ACCOUNTING

Neither this Plan nor any action taken thereunder shall be construed as giving any person the right to an accounting or to examine the books or affairs of the Company, Affiliate, or Associated Company.

14.3 INVESTMENT RISK

The Participants and their Beneficiaries shall assume all risks in connection with any decrease in the value of any assets or funds which may be invested or reinvested in the Trust Fund which supports this Plan.

14.4 SEVERABILITY

In the event any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of this Plan, and it shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

14.5 COUNTERPARTS

This Plan may be executed in any number of counterparts, each of which shall be deemed to be an original. All the counterparts shall constitute but one and the same instrument and may be sufficiently evidenced by any one counterpart.

14.6 SERVICE OF LEGAL PROCESS

The Secretary of the Company is hereby designated agent of the Plan for the purpose of receiving service of summons, subpoena or other legal process.

14.7 HEADINGS OF ARTICLES AND SECTIONS

The headings of sections and subsections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Plan, the text shall control.

14.8 APPLICABLE LAW

Except to the extent superseded or preempted by ERISA, the Plan and all rights hereunder shall be governed, construed and administered in accordance with the laws of the State of Colorado with the exception that any Trust Agreement which may constitute a part of the

Plan may provide that it will be construed and enforced in all respects under and by the laws of the state in which the Trustee thereunder is located.

                               * * * * * * * * * *

IN WITNESS WHEREOF, Cordillera Corporation has caused this restated Plan to be executed this 7th day of December, 2001, to be effective as indicated in section 1.3.



                                           CORDILLERA CORPORATION


ATTEST:
                                           By   /s/ John E. Jones
                                               --------------------------------
                                               John E. Jones
                                               Its:  Executive Vice President
By  /s/ Lettie S. Flower
    --------------------------------
    Lettie S. Flower
    Its:  Assistant Secretary                              (Corporate Seal)

APPENDIX A. SPECIAL RULES RELATED TO GUARANTEED INVESTMENT CONTRACT OF EXECUTIVE LIFE INSURANCE COMPANY OF CALIFORNIA

(1) APPLICABILITY. This appendix supplements the Cordillera and Affiliated Companies 401(k) Deferred Compensation Plan (the "Plan") and provides the special rules applicable to amounts held in the Trust Fund and previously invested through Fund A (as defined by the Plan as in effect prior to January 1, 2001) in the guaranteed investment contract issued by Executive Life Insurance Company of California (the "Executive Life GIC"). As explained herein, this appendix is generally effective April 1, 1991.

(2) BACKGROUND. In April, 1991, the California State Insurance Commission took court-supervised conservatorship of Executive Life Insurance Company. The Benefits Committee, in response to this extraordinary event and in the exercise of its duties and responsibilities under the Plan, took prompt action to protect the interests of Participants and Beneficiaries. By way of documentation and not limitation, these actions are reflected in this appendix. Nothing in this appendix shall be construed or interpreted to limit or restrict the authority of the Benefits Committee to take any further action concerning the Executive Life GIC that it deems appropriate in the interest of Participants and Beneficiaries.

(3) Action Steps. In response to the court appointment of the California Insurance Commission as conservator of Executive Life Insurance Company and to protect the interests of Participants and Beneficiaries, the following steps were implemented:

         (a) All Plan transactions, including valuation of Accounts, through and as of the March 31, 1991 Valuation Date were completed under the terms of the Plan, without regard to events subsequent to that Valuation Date.

         (b) As of April 1, 1991, the Executive Life GIC is segregated from the other assets of Fund A. No new contributions or investment transfers are allocated to the segregated Executive Life GIC.

         (c) A proportionate allocation of the Executive Life GIC investment is identified for each Account invested in Fund A as of April 1, 1991.

         (d) A temporary hold is placed on each such proportionate allocation in the Executive Life GIC. Until the status of the Executive Life GIC under the court-supervised conservatorship is resolved, the proportionate allocation shall not be:

                  (1)      transferable to other Investment Funds pursuant to
                           Article 8;

                  (2)      available for hardship withdrawals pursuant to Plan
                           section 7.5;

                  (3) available for distribution under the Plan, including distributions specified under Plan section 7.2 on account of Separation from Service, Plan section 7.3 on account of the Participant's death or under Plan section 7.4 relating to the minimum distribution rules.

         (e) As of April 1, 1991, the investment return for the nonsegregated assets in Fund A does not include investment results related to the Executive Life GIC.

         (f) The Plan was amended, effective as of April 1, 1991, to provide that distributions on account of Separation from Service or death are valued as of the Valuation Date following the Separation from Service or death or, if the distribution is deferred, as of a later Valuation Date as further described in Plan sections 7.2 and 7.3.

         (g) The temporary hold described above in section 3(d) of this appendix shall be lifted as follows. As Executive Life GIC settlement proceeds become available to the plan in liquid form following the reorganization of Executive Life pursuant to its court-supervised conservatorship, the Benefits Committee shall:

                  (1) cause each affected Participant's proportionate share in such proceeds to be determined based on the value of the Participant's interest relative to the value of the interest of all Participants in the Executive Life GIC as of April 1, 1991; and

                  (2)      provide each affected Participant:

                           (A) with an election to transfer his or her share of the available settlement proceeds to other Investment Funds in the time and manner prescribed by the Benefits Committee, and

                           (B) if eligible, the ability to receive such settlement proceeds in the form of a hardship withdrawal, a loan, or a distribution from the Plan in accordance with applicable Plan provisions.

         The above process shall be repeated as soon as practicable after each occasion on which Executive Life GIC settlement proceeds become available to the Plan so that no liquid settlement proceeds will remain in the segregated Executive Life GIC that continues to be subject to the temporary hold described in section 3(d) of Appendix A. If a Participant fails to make a valid election pursuant to paragraph (2)(A) above, the Participant's share of available settlement proceeds shall be transferred to the Cash Reserves Fund (or, effective April 1, 1997, the Schwab money market fund). When the last payment of Executive Life GIC settlement proceeds has been received and processed as described above, Appendix A shall cease to apply.